As filed with the Securities and Exchange Commission on December 30, 2003
                                                     Registration No. 333-111031


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MIKRON INFRARED, INC.
                 (name of small business issuer in its charter)

          NEW JERSEY                       3823                  22-1895668
   (State or jurisdiction of   (Primary Standard Industrial     (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

           16 Thornton Road, Oakland, New Jersey 07436 (201) 405-0900 (Address and telephone number of principal executive offices)

                   16 Thornton Road, Oakland, New Jersey 07436
(Address of principal place of business or intended principal place of business)

                           Gerald D. Posner, President
                              Mikron Infrared, Inc.
                   16 Thornton Road, Oakland, New Jersey 07436
                                 (201) 405-0900

                                 with a copy to:

                             Steven D. Dreyer, Esq.
                     Arent Fox Kintner Plotkin & Kahn, PLLC
                  1675 Broadway, New York, New York 10019-5874
      (name, address and telephone number of agent for service of process)

Approximate date of proposed sale to the public As soon as practical after the
declaration of public             effectiveness of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     PROSPECTUS dated December     , 2003


                              MIKRON INFRARED, INC.


           340,000 Shares of Common Stock, Par Value $.003 Per Share,
                Offered for Resale by Three Selling Shareholders


      We are registering 340,000 shares of our common stock, par value $.003 per share, for resale by three selling shareholders under this prospectus. We will not receive any of the proceeds from the resale of those shares by the selling shareholders.


      Our common stock is quoted on the Nasdaq SmallCap Market under the symbol MIKR. On December 29, 2003, the reported closing price of our common stock was $5.63 per share.


      An investment in our common stock involves risks. See "Risk Factors" beginning on page 6. In deciding whether to purchase our common stock, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information that is different from this information.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      Only residents of Connecticut, Florida, New Jersey and New York may purchase any of the shares being offered for sale by the Selling Shareholders under this prospectus.

(inside front cover)


                                TABLE OF CONTENTS
                                                                            Page
Summary...................................................................     3
Risk Factors..............................................................     6
Management's Discussion and Analysis of Financial Condition
 and Results of Operations................................................    13
Securities Offered, the Selling Shareholders and the Plan of Distribution.    18
Use of Proceeds...........................................................    22
Business..................................................................    22
Legal Proceedings.........................................................    39
Management................................................................    40
Security Ownership of Certain Beneficial Holders and Management...........    43
Executive Compensation....................................................    44
Certain Relationships and Related Transactions............................    48
Our Capital Stock.........................................................    49
Market for Common Equity and Related Shareholder Matters..................    50
Securities and Exchange Commission Position on Indemnification for
 Securities Act Liabilities...............................................    51
Legal Matters.............................................................    52
Experts...................................................................    52
How to Obtain Additional Information......................................    53
Financial Statements......................................................   F-1


      We have not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this prospectus or the documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this prospectus does not mean that there have not been any changes in our condition since the date of this prospectus. If you are in a jurisdiction where it is unlawful to offer to purchase the common stock offered by this prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this prospectus does not extend to you. This prospectus speaks only as of its date except where it indicates that another date applies. Documents that are incorporated by reference in this prospectus speak only as of their date, except where they specify that other dates apply. This prospectus is not an offer to purchase our common stock and we are not soliciting an offer to purchase our common stock in any state where the purchase of our stock is not permitted.


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

                                     SUMMARY

      This summary presents selected information from this prospectus. You should carefully read this entire prospectus and the documents to which the prospectus refers in order to understand this offering. See "How to Obtain Additional Information."

Our Business

      We have been developing, manufacturing, marketing and servicing equipment and instruments for non-contact temperature measurement since 1969. Our products employ infrared sensing technologies to measure the temperature of moving objects, or stationary objects in environments or situations where contact temperature measurement would be difficult, hazardous or impracticable, and wherever rapid temperature changes must be accurately tracked instantaneously. Our product offerings include


      o hand-held infrared thermometers which are predominantly used in industrial quality control and maintenance applications;

      o "fixed" infrared thermometers which are incorporated as integral components of production equipment used by laboratories and original equipment manufacturers, both domestic and foreign;

      o     high resolution thermal imaging products;

      o "blackbody" radiation calibration sources, which are instruments that provide the user with an extremely precise temperature source that is employed to calibrate infrared thermometers, radiometers, heat flux meters, thermal imaging systems, spectrographic analyzers and other precision instruments that must be calibrated to a known, highly precise temperature standard; and

      o a variety of accessories and optional equipment for our infrared temperature measurement products.


      Our infrared thermometry products and accessories are used industrially


      o in manufacturing processes to measure the process temperature of metals, wood, plastics, paper, textiles, rubber, glass, ceramics, food and chemicals;

      o for condition monitoring and preventative and predictable maintenance purposes to check temperatures of kiln walls, heat exchangers, boilers, engines, compressors, transmissions, bearings, gears, pumps, steam lines and traps, transformers, electrical switch gear;

      o     for heat loss prevention; and

      o for quality control to test the temperature and integrity of electronic equipment, electrical components and circuitry, insulation, and cooling and heating systems.


      Our E(2)Technology lines of infrared thermometers and systems are based upon technologies and designs developed by E Square Technologies Corp. ("E(2)T"), a California-based company we acquired in May 2000. We market our E(2)Technology lines of products under our Pulsar and Quasar brand names for use in a variety of applications and industries, including hazardous waste incinerators, furnaces, rotating kilns, high temperature reactors, glass plants, chemical plants, pulp mills, steel mills, petrochemical plants and oil and gas refineries.

      Our European subsidiary companies - the IMPAC companies - were acquired in November 2002. They also develop, manufacture, sell and service various models of


      o portable and fixed non-contact temperature measurement devices that have been engineered for measurement of temperatures ranging from minus 32(degree) C to 3,500(degree) C in more than 1,500 industrial applications;

      o portable contact temperature measurement devices that measure temperatures ranging from minus 200(degree) C to 1,300(degree) C; and

      o     blackbody calibration sources.


      We sell the products that we manufacture in the United States under the Mikron(R), IR-Man(R), Pyrovision(R), Infracouple(R) and Spyglass(R) registered brand names. Those products are sold through a network of approximately 100 independent sales representatives located throughout the world.

      The IMPAC companies sell their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, and through sales offices maintained by our subsidiary, IMPAC France Sarl in France and by our English subsidiary, IMPAC Infrared Ltd. in Great Britain. Throughout the rest of the world, the IMPAC companies sell their products via a network of sales representatives.

      The address of our principal executive office is: 16 Thornton Road, Oakland, New Jersey 07436. The telephone and facsimile numbers at that office are: (201) 405-0900 and (201) 405-0090. Information about us is available on the internet at www.mikroninfrared.com, www.irimaging.com and www.ir-impac.com.

The Offering by the Selling Shareholders

      Catalyst Financial, LLC, Steven N. Bronson and Blitzer Ricketson & Company are offering to sell up to 340,000 shares of our common stock to the public.

      Catalyst is an investment banking firm and broker-dealer registered under the Securities Exchange Act of 1934. Catalyst is owned and controlled by Steven
N. Bronson. As of the date of this prospectus, Mr. Bronson, who is one of our largest shareholders, held directly and indirectly, 642,424 shares of our common stock. Mr. Bronson is also a former director, former Chairman of our Board and a former Chief Executive Officer of our company.

      Blitzer Ricketson also is an investment banking firm. Neither it, nor any of its principals is, or has been at any time affiliated or associated with us.

Risk Factors

      Investing in our common stock involves risks. See "Risk Factors." We have not authorized anyone to give you information or to make any representations about us other than those contained in this prospectus.

Use of Proceeds

      We will not receive any of the proceeds that may be derived by the selling shareholders' from the sale of our common stock under this prospectus. The $190,000 that the selling shareholders paid to us for 190,000 of the 340,000 shares that are being offered for sale under this prospectus has been designated as working capital and will be used by us for general corporate purposes.

A Note About Forward-Looking Statements

      In our effort to make the information in this prospectus more meaningful, this prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events.

            The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans, or goals are, or may be, forward-looking statements.

            Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mikron to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this prospectus:


      o general and market-specific economic and business conditions, both nationally and internationally;

      o our acquisition opportunities and our ability to integrate acquisitions;

      o our expectations and estimates concerning future financial performance;



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


      o     our ability to obtain sufficient supplies of critical components;

      o our ability to respond to the rapid technological change in the markets in which we compete;

      o     our ability to successfully introduce new or enhanced products;

      o     financing plans and the impact of competition;

      o economic and other disruptions and uncertainties resulting from the post-9/11 war on terrorism, including military action such as the conflict in Iraq that commenced earlier this year, new terrorist attacks, actual or threatened, and related political events; and

      o anticipated trends in our business, including those described in the information contained in the Management's Discussion and Analysis section of this prospectus


      These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Mikron. The forward-looking statements in this prospectus are made only as of the date of this prospectus and Mikron does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results will be achieved.

                                  RISK FACTORS

      You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. If any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our shares could decline, and you may lose part or all of your investment.

Fluctuations in our quarterly and annual operating results make it difficult to predict our future performance

      Our quarterly and annual operating results are likely to fluctuate in the future due to a variety of factors, some of which are beyond our control. As a result of the fluctuations in our quarterly operating results, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful and should not be relied upon as indicators of future performance. Factors that may affect our future operating results include:


      o the timing, number and size of orders from, and shipments to, our customers, as well as the relative mix of those orders;

      o the timing and market acceptance of our or our competitors' new products, product enhancements or technologies;

      o     changes in our or our competitors' pricing policies;

      o     the timing and amount of any inventory write downs;

      o     our ability to obtain sufficient supplies of critical components;

      o     foreign currency fluctuations;

      o costs associated with the acquisition of other businesses, product lines or technologies;

      o our ability to integrate acquired businesses, product lines or technologies; and

      o     general economic conditions, both domestically and internationally.


Our future success will depend on our ability to respond to the rapid technological change in the markets in which we compete

      The markets for single point temperature measurement and thermal imaging equipment are characterized by rapid technological developments and frequent new product introductions, enhancements and modifications. Our success will depend in large part on our ability to develop new technologies that anticipate changing customer requirements. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce new products and enhancements. If we fail to timely develop and introduce new technologies, our business, financial condition and results of operations would be adversely affected. From time to time, we or our competitors may announce new products, product enhancements or technological innovations that have the potential to replace or shorten the life cycles of our products and that may cause customers to defer purchasing our existing products, resulting in inventory obsolescence.

We must successfully introduce new or enhanced products to be successful

      Our future success depends on our ability to continue to improve our existing products and to develop new products using the latest technology that can satisfy customer requirements. For example, we believe that our long term success will depend on increasing acceptance of our line of thermal imaging systems, sales of which we expect to generate a substantial amount of our annual revenue. We are also investing a significant amount of our financial resources in the enhancement of some of our other existing products. We cannot be certain that we will successfully complete these enhancements within the necessary time period or that customers will accept our new products, or any future products. Our failure to complete the enhancement of these products or the failure of our current or future products to gain or maintain market acceptance could have a material adverse effect on our business, financial condition and results of operations.


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

Competition in the market for thermal imaging equipment is intense and our failure to compete effectively would adversely affect our business

      Competition in the markets for our products is intense. The speed with which companies can identify new applications for non-contact temperature measurement systems and devices, develop products to meet those needs and supply commercial quantities at low prices to the market are important competitive factors. We believe the principal competitive factors in our markets are product features, reliability and price. In the case of our thermal imaging systems, a further factor affecting our ability to compete is the availability of microbolometers from the limited number of manufacturers who can supply that device in quantities sufficient to meet our needs. Additionally, our products compete indirectly with other lower cost products, such as thermocouples. Finally, many of our competitors have greater financial, technical, research and development and marketing resources than we do. All of these factors result in greater challenges from our existing competitors as well as increasing competition from new competitors and require us to continue to invest in, and focus on, research and development and new product innovation. No assurance can be given that we will be able to compete effectively in the future, which would have a material adverse effect on our business, financial condition and results of operations.

Dependence on limited source suppliers of components of our products exposes us to risks that could result in delays in satisfying customer demand, increased costs and loss of revenue

      In some cases, we rely on a limited source of suppliers to provide certain components for our products. Accordingly, we could experience a shortage in the supply of some of our components. In particular, we acquire the microbolometers or uncooled focal plane arrays that we integrate into our Mikroscan thermal imaging product lines from two third party sources of that component. Our business, financial condition and results of operations could be materially and adversely affected in the event that either (i) the number of microbolometers delivered to us is insufficient to satisfy our requirements or (ii) we are obligated to purchase microbolometers in excess of the number we require.

      Based on past experience, we expect to occasionally receive late deliveries or to experience inadequate supplies of certain components. If the components provided by any significant supplier were to become unavailable, our manufacturing operations would be disrupted. Unless we could identify and qualify acceptable replacement components or redesign our products with different components, we might not be able to obtain necessary components on a timely basis or at acceptable prices. Any extended interruption in the supply of sole or limited source components would have a material adverse effect on our business, financial condition and results of operations.

Our future success depends in part on attracting and retaining key senior management and qualified technical and sales personnel

      Our future success depends on the efforts and continued services of our key executives and our ability to attract and retain qualified technical and sales personnel. Significant competition exists for such personnel and we cannot assure the retention of our key technical and


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

sales personnel or our ability to attract, assimilate and retain other highly qualified technical and sales personnel as may be required in the future. We also cannot assure that employees will not leave and subsequently compete against us. If we are unable to attract and retain key personnel, our business, financial condition and results of operations could be adversely affected.

Any acquisition or equity investment we make could disrupt our business and harm our financial condition and results of operations

      We have in the past, and may in the future, acquire complementary businesses or technologies or enter into joint ventures. We may experience difficulties in assimilating the personnel, operations, products and technology acquired in any future acquisitions or investments we make. Additionally, we could lose the key personnel from any of the companies that we acquire, incur unanticipated costs and assume new liabilities. Any of these difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we might have to incur additional debt or issue additional equity securities to pay for any future acquisitions. The issuance of any additional equity securities could dilute our existing shareholders' ownership. No assurance can be given that we will realize the anticipated benefits of any acquisition or that such acquisition will not have a material adverse effect on our business, financial condition and results of operations.

We face risks from international sales and currency fluctuations

      We market and sell our products worldwide. As a result of our recent acquisition of the IMPAC companies, we anticipate that international sales will account for an increasingly significant portion of our revenue. For the year ended October 31, 2002 and the nine months ended July 31, 2003, international sales accounted for 22% and 55%, respectively, of our net sales revenue. Our international sales are subject to a number of risks, including:


      o     the imposition of governmental controls;

      o     restrictions on the export of critical technology;

      o     trade restrictions;

      o     difficulty in collecting receivables;

      o     inadequate protection of intellectual property;

      o     labor union activities;

      o     changes in tariffs and taxes;

      o     difficulties in staffing and managing international operations;

      o     political and economic instability; and

      o     general economic conditions.



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

      Historically, currency fluctuations have not materially affected our operating results. However, as a result of the increasing significance of sales made by, and the operating expenses incurred by the IMPAC companies in currencies other than US dollars, changes in the value of foreign currencies in which our and their sales are denominated or the costs incurred by us and by them could in the future cause fluctuations in our operating results. Historically, the majority of our international sales have been denominated in U.S. dollars. We expect that to change as a result of the IMPAC companies acquisition. With respect to international sales denominated in U.S. dollars, a decrease in the value of foreign currencies relative to the U.S. dollar could make our products less price-competitive. The same may prove to be true with regard to the relative competitiveness of our IMPAC products in the event of a decrease in the Euro relative to the U.S dollar. No assurance can be given that these factors will not have a material adverse effect on our future international sales and operations and, consequently, on our business, financial condition and results of operations.

We may not be successful in maintaining and obtaining the necessary licenses to conduct operations abroad, and Congress may prevent proposed sales to foreign governments

      Licenses are required from government agencies under the Export Administration Act, the Trading with the Enemy Act of 1917 and the Arms Export Control Act of 1976 for export of some of our products. We can give no assurance that we will be successful in obtaining these licenses. Failure to obtain or delays in obtaining these licenses would prevent or delay us from selling our products outside the United States and would have a material adverse effect on our business, financial condition and results of operations.

Our products may suffer from defects or errors leading to substantial damage or warranty claims

      Our products use complex system designs and components that may contain errors or defects, particularly when we incorporate new technology into our products or release new versions. While we have not yet had to recall a product, if any of our products are defective, we might be required to redesign or recall those products or pay substantial damages or warranty claims. Such an event could result in significant expenses, disrupt sales and affect our reputation and that of our products which would have a material adverse effect on our business, financial condition and results of operations. Furthermore, product defects could result in substantial product liability. We maintain product liability insurance but cannot be certain that it is adequate or will remain available on acceptable terms.

Our inability to protect our intellectual property and proprietary rights and avoid infringing the rights of others could harm our competitive position and our business

      Our ability to compete successfully and achieve future revenue growth depends, in part, on our ability to protect our proprietary technology and operate without infringing the rights of others. To accomplish this, we rely on trademark and trade secret laws, confidentiality agreements, contractual provisions and, to a lesser degree, on patents, to protect our proprietary rights. Virtually all of our proprietary rights are held in confidence as trade secrets and are not covered by patents, making them more difficult to protect. We do not currently hold any United

States patents. Two applications for United States patents covering certain aspects of our technologies are presently pending. If those applications are granted, we cannot be certain that our patents or the trademarks that we hold will not be challenged or circumvented by competitors. Likewise, we cannot be certain that measures taken to protect our proprietary rights will adequately deter their misappropriation or disclosure. We also cannot be certain that we will obtain additional patents or trademarks on our technology. Any failure by us to meaningfully protect our intellectual property could have a material adverse effect on our business, financial condition and results of operations. Moreover, because intellectual property does not necessarily represent a barrier to entry into the thermal imaging industry, there can be no assurance that we will be able to maintain our competitive advantage or that competitors will not develop capabilities equal or superior to ours.

      Litigation over patents and other intellectual property is common in our industry. We cannot assure you that we will not be the subject of patent or other litigation in the future. Defending intellectual property lawsuits and related legal and administrative proceedings could result in substantial expense to us and significant diversion of effort of our personnel. An adverse determination in a patent suit or in any other proceeding to which we may be a party could subject us to significant liabilities. An adverse determination could require us to seek licenses from third parties. If licenses were not available on commercially reasonable terms or at all, our business could be harmed.

Our stock price could fluctuate

      Trading in our common stock in the past has been characterized by single digit prices at thin daily volumes with occasional volume spikes. Furthermore, we are unaware that any analyst covers our stock. Such being the case, many occurrences and events can materially change the price of our stock on a given day or over a short period of time. Factors that may cause fluctuations in our stock price include:


      o     fluctuations in our quarterly operating results;

      o local, regional, national and international economic trends that affect the purchasing capacities of our customers and potential customers;

      o     new product announcements by us or our competitors;

      o     real or perceived changes in the markets for our products; and

      o announcements by us, or our competitors, of new or enhanced products or technological innovations or in the pricing of products.


Our prior engagement of Arthur Andersen LLP as our independent public accountants may pose risks to us and will limit your ability to seek potential recoveries from that firm related to its work.

      Arthur Andersen LLP completed its audit of our financial statements as of October 31, 2001 and for the two years then ended and issued its report with respect to such financial


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

statements on December 12, 2001. We have included that report in this prospectus in reliance on the authority of Arthur Andersen as experts in auditing and accounting. In June 2002, Arthur Andersen was convicted of obstruction of justice for activities relating to its previous work for Enron Corp.

      Until our audited financial statements for the year ending October 31, 2003 become available in the first quarter of fiscal 2004, the SEC's current rules would require us to present audited financial statements for fiscal 2001 audited by Arthur Andersen in various forms of registration statements that we may seek to file under the Securities Act of 1933, should we decide to raise money in the capital markets. In addition, SEC rules require us to present Arthur Andersen's consent to our inclusion of its audit report of those financial statements in those filings. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC, but the SEC has continued to accept financial statements audited by Arthur Andersen LLP. However, if the SEC ceases to accept financial statements audited by Arthur Andersen LLP, we would be unable to make such filings or to access the public capital markets unless BDO Seidman, LLP, our current independent accounting firm, or another independent accounting firm, is able to audit our fiscal 2001 financial statements, which Arthur Andersen LLP originally audited.

      Inasmuch as Arthur Andersen is no longer in business, it cannot consent to the inclusion or incorporation by reference in any prospectus of its report on our audited financial statements for the year ended October 31, 2001. Accordingly, we have dispensed with the requirement to file such consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of its report in this prospectus, you may have no effective remedy against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen, or any omissions to state a material fact required to be stated therein.


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

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition. This discussion should be read in conjunction with the audited financial statements and notes thereto appearing elsewhere in this prospectus. See also "Business."

Acquisition of the IMPAC companies

      In November 2002, we acquired, through a wholly owned German subsidiary ("Mikron Europe"):


      o     all of the outstanding share capital of

            o     IMPAC Electronic GmbH ("IMPAC"),

            o     infra sensor Spezialpyrometer GmbH ("infra sensor"),

            o     INFRAPOINT Messtechnik GmbH ("Infrapoint"),

            o     IMPAC France, Sarl ("IMPAC France") and

            o     IMPAC Infrared Ltd. ("Infrared")

      o and 90% of the outstanding share capital of IMPAC Systems GmbH ("Systems" which, together with IMPAC, infra sensor, Infrapoint, IMPAC France and Infrared, are hereinafter collectively referred to as the "IMPAC companies").


      In order to provide greater understanding of the effects of the operations of the IMPAC companies upon our overall financial performance, we have disclosed, where we have deemed it appropriate to do so, the results attributable to our operations separately from those of the IMPAC companies. In those cases, we have used the phrases


      o "Domestic Operations" to refer to the operations of our company in the United States, whether or not those operations pertained to sales made to customers located inside or outside of the United States; and

      o "IMPAC Operations" to refer to operations of the IMPAC companies, whether or not those operations pertained to sales made to customers of the IMPAC companies located in Europe or elsewhere.


Pro forma Unaudited Condensed Financial Information of the IMPAC companies

      We acquired the IMPAC companies for approximately $3,783,000 in cash, 600,000 shares of our common stock with a fair market value of $1,956,000 and a note payable to one of the selling shareholders in the amount of $795,000 bearing interest at 9%.

      The accompanying pro forma unaudited condensed statement of operations is based upon our historical consolidated financial statements and the historical combined financial statements of IMPAC, adjusted to give effect to the acquisition of IMPAC, as if the acquisition had occurred at November 1, 2001. The unaudited pro forma condensed statement of operations for the year ended October 31, 2002 reflects the IMPAC historical results of operations for the year ended November 30, 2002. The pro forma condensed statement of operations are not necessarily indicative of the results that would have been obtained if the acquisition had occurred on the dates indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that we believe are reasonable. The pro forma condensed financial information should be read in conjunction with our historical consolidated financial statements and notes thereto and the historical financial statements of IMPAC and the notes thereto, each of which appear elsewhere in this prospectus.


      We have employed preliminary estimates and assumptions in determining the allocation of purchase price to assets acquired and liabilities assumed of IMPAC. While our management believes such estimates and assumptions are reasonable, the final allocation of the purchase price may differ from that reflected in the July 31, 2003 consolidated balance sheet after a more extensive review of the intangible assets and liabilities is completed.


Pro forma Unaudited Condensed Statements of Operations

                                   Mikron          IMPAC
                                 Year ended      Year ended
                                October 31,     November 30,     Acquisition            Pro forma
                                    2002            2002         Adjustments     October 31, 2002
                                --------------------------------------------     ----------------
Revenues                        $ 12,894,013    $  7,147,157                        $ 20,041,170
Cost of goods sold                 7,052,572       3,218,216                          10,270,788
                                --------------------------------------------        ------------
  Gross profit                     5,841,441       3,928,941              --           9,770,382
Selling, general and
 administrative                    4,117,377       2,789,602                           6,906,979
Research, development and
 engineering                         982,530         728,621              --           1,711,151
                                --------------------------------------------        ------------
  Income from operations             741,534         410,718              --           1,152,252
Other non-operating (expense)        (67,367)        107,982        (290,959)(a)        (250,344)
                                --------------------------------------------        ------------
Income before income taxes           674,167         518,700        (290,959)            901,908
Income tax provision                (239,778)       (217,854)        116,383 (b)        (341,249)
                                --------------------------------------------        ------------
Net income                      $    434,389    $    300,846    $   (174,575)       $    560,660
                                ============================================        ============
Net income per share-basic      $       0.10                                        $       0.11
Weighted average number of
  shares-basic                     4,288,200                         600,000           4,888,200
Net income per share-diluted    $       0.09                                        $       0.11
Weighted average number of
  shares-diluted                   4,587,308                         600,000           5,187,308

----------------

Adjustments to reflect the acquisition, as if it had occurred as of November 1, 2001.

(a) The pro forma adjustments to interest expense reflect the following:

  Interest on new debt:

                         Capital appreciation notes, $500,000 at 9%   $ 45,000
                         Note from seller, $794,880 at 9%               71,611
                         Line of credit, $2,175,000 at 4.81%           104,618
                         Loan payable, $994,600 at 5.0%                 49,730
                         Amortization of deferred financing costs       20,000
                                                                      --------
                                                                      $290,959
                                                                      ========

(b) Tax benefit for the year ended October 31, 2002, calculated at the Company's tax rate of 40%.

Results of Operations

Year Ended October 31, 2002 Compared To Year Ended October 31, 2001

      Net sales for the fiscal year ended October 31, 2002 were $12,797,190 as compared to sales of $15,125,260 for the fiscal year ended October 31, 2001. The 15% decrease in sales was primarily due to diminished demands within the manufacturing sector of the economy due to the worldwide economic slowdown, in general, and a soft market for our single point infrared temperature measurement devices in particular. Although overall sales decreased in fiscal 2002, sales of our thermal imaging and blackbody calibration products increased.

      Royalty income for the fiscal year ended October 31, 2002 was $96,823 compared to $190,308 for the year ended October 31, 2001. The decrease was due to a slow down in sales by third parties of products which incorporate our licensed technologies, and the expiration of one of our patents in June 2002.

      The cost of goods sold as a percentage of net sales for fiscal 2002 was 55.1% compared to 51.0% for fiscal 2001. The increase in those costs was due primarily to a different product mix, as sales of our lower margined thermal imaging products increased as a percentage of total sales, while sales of our higher margined single point measurement devices decreased. The decrease in sales also increased our cost of goods sold due to an under-absorption of our manufacturing overhead.

      Selling, general and administrative expenses consist primarily of expenses associated with the marketing and sale of our products, along with accounting and administrative expenses. During the fiscal year ended October 31, 2002, selling, general and administrative expenses were $4,117,377 as compared to $4,950,351 in fiscal 2001. We reduced our SG&A expenses by approximately $833,000 or 16.8% in response to the decrease in sales in order to remain profitable. Specifically the decrease in expenses consisted primarily of the following:


      o     A reduction in compensation expenses of approximately $210,000.

      o     A decrease in commissions of approximately $208,000.

      o     A decrease in professional fees of $181,000.

      o     A decrease in travel and trade show expenses of $145,000.


      Research, development and engineering expenses consist primarily of the salaries of our research and development personnel, other expenses associated with new product development and enhancements to existing product lines. In the fiscal year ended October 31, 2002, research, development, and engineering expenses were $982,530 as compared to $1,221,764 for the fiscal year ended October 31, 2001. The decrease in research, development, and engineering expenses of approximately $239,000 or 19.6% was also a component of our response to the decline in sales. The decrease in spending primarily consisted of the following major components:


      o     A decrease of compensation expenses of approximately $176,000.

      o A decrease in research and development materials and professional fees of approximately $51,000.


      We expect our research and development investment to provide innovative products. However, we cannot give our investors any assurances that we will be successful in that regard.

      Our income from operations for the fiscal year ended October 31, 2002 was $741,534 compared to $1,430,795 for the fiscal year ended October 31, 2001. The decrease was due primarily due to the factors outlined above.

      Interest expense was $23,433 in the fiscal year ended October 31, 2002 as compared to $62,184 for the fiscal year ended October 31, 2001. The decrease in this expense is attributable to reductions of amounts borrowed against our credit facility. Our borrowings under that facility were primarily used to fund the acquisition of E(2)T. Other expense, net is comprised principally of stockholder expenses and has remained relatively constant in 2002 versus 2001.

      Our effective income tax rate in fiscal 2002 was 35.6% compared to 29.4% in fiscal 2001. Our effective tax rate in 2001 was lower due to the release of the valuation allowance against deferred tax asset.

      Our net income per share-basic was $0.10 for the fiscal year ended October 31, 2002 compared to fiscal year ended October 31, 2001 of $0.22 per share.

Nine Months Ended July 31, 2003 Compared To Nine Months Ended July 31, 2002

      For the nine months ended July 31, 2003, our net revenues were $16,880,741, a 78% increase over our net revenues of $9,479,031 for the comparable nine months of fiscal 2002. These increases can be primarily attributed to the IMPAC Operations which accounted for sales of approximately $5,565,000 for nine month period ended July 31, 2003. In addition to the increase in our sales attributable to the IMPAC Operations, we also sustained an increase in revenues from Domestic Operations of 19% for the first nine months of fiscal 2003.

      Black body calibration sources showed a strong rebound in the three months ended July 31, 2003, when compared to the comparable quarter in 2002 after showing an unfavorable comparison for the first six months in 2003 when compared to the first six months in 2002. Thermal imaging continues to be the growth engine of our Domestic Operations. However, we also experienced improved sales of our single point temperature measurement instruments during the three and nine month periods ended July 31, 2003 when compared to the same periods in 2002.

      The royalty income during the first nine months of fiscal 2003 was approximately $16,000 compared to approximately $97,000 for the first nine months of 2002. The licensing agreements which generated the royalty income have expired.

      Our cost of sales as a percentage of net sales for the nine month period ended July 31, 2003 was 51%, as compared to 56% for the same period of fiscal 2002. The decrease in cost of sales as a percentage of sales for the nine month period was due primarily to product mix and a fuller absorption of manufacturing overhead.

      Selling, general and administrative expenses ("SG&A expenses") for the nine month period ended July 31, 2003 were approximately $5,453,000, as compared to $3,061,000 for the comparable period of fiscal 2002. The increase in expenses was due primarily to the added SG&A expenses of the IMPAC Operations, and to a lesser extent, to Domestic Operations SG&A expenses.

      Research and Development expenses for the nine months ended July 31, 2003 were approximately $1,244,000, as compared to approximately $741,000 for the same period last year. The increase was due almost exclusively to the Research and Development expenses of our IMPAC Operations. The Research and Development expenses for our Domestic Operations were essentially the same as last year.

      Our income from operations for the nine months ended July 31, 2003 was approximately $1,666,000, compared to approximately $457,000 for the comparable period in fiscal 2002. This increase was due primarily to the resurgence of Domestic Operations sales and, to a lesser degree, to the operating profit generate by the IMPAC Companies.

      Interest expense was approximately $209,000 for the nine month period ending July 31, 2003, compared to approximately $25,000 for the comparable period in fiscal 2002. The increase was due to the debt we incurred to finance the acquisition of the IMPAC Companies.

      Other net expenses were approximately $11,000 for the nine month period ended July 31, 2003, compared to other expenses of approximately $41,000 for the same period in fiscal 2002. The decrease in other net expenses was due to $34,000 of miscellaneous income from the IMPAC Companies.

      Our net income before the income tax provision for the nine month periods ended July 31, 2003 and 2002 were approximately $1,446,000 and approximately $391,000.

      Our income tax provision for the nine month periods ended July 31, 2003 and 2002 were approximately $572,000 and approximately $153,000. Our effective tax rate for the first nine months of fiscal 2003 and 2002 was 40% and 39%, respectively.

      Our net income for the nine month period ended July 31, 2003 was approximately $874,000, compared to approximately $874,000 for the comparable periods in fiscal 2002.

Liquidity and Capital Resources

      At July 31, 2003, we held $1,093,012 in cash and we had $4,117,195 in accounts receivable. Our cash on hand at the end of the first nine months of fiscal 2003 increased by $728,453 over the amount of cash we held at the end of fiscal 2002. The primary sources of that increase were our net income, as well as an increase in accounts payable and decrease of inventory offset by an increase in accounts receivable due to an increase in sales.

      Our working capital as of July 31, 2003 was $7,491,076 as compared to $4,819,039 at year end October 31, 2002. This increase primarily resulted from our acquisition of the IMPAC Companies and the financing used to effect the acquisition.

      As of July 31, 2003, we had an additional $709,000 available under our credit facility. In addition we had approximately $300,000 available under our lines of credit in Europe. We believe our internally generated funds are adequate to fund current operating requirements.

      As collateral security for our indebtedness under our line of credit and our obligation under the term loan entered into by our European holding company in connection with the IMPAC acquisition, we have granted security interests, which cover virtually all of our assets. Our credit facility contains various financial and other covenants which, if not satisfied, could result in an acceleration of the maturity of our indebtedness to the bank. As of July 31, 2003, we were in compliance with all covenants of our credit facility.


Subsequent Events


      In September 2003 we pre-paid approximately $425,000 (including approximately $52,700 of accrued interest) of the approximately $746,000 of deferred purchase price that we owe to one of IMPAC's selling shareholders.

                             CHANGES IN ACCOUNTANTS

      On August 5, 2002, with the approval of the Audit Committee of our Board of Directors, we terminated our relationship with our outside accounting firm, Arthur Andersen LLP, and changed our outside accounting firm to BDO Seidman, LLP. Arthur Andersen LLP's reports on our fiscal 2000 and 2001 consolidated financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during fiscal 2000 and 2001, and the interim period prior to the change in accounting firms, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. We did not consult with BDO Seidman, LLP on any financial or accounting reporting matters in the period before its appointment.

                  SECURITIES OFFERED, THE SELLING SHAREHOLDERS
                          AND THE PLAN OF DISTRIBUTION

      This prospectus includes 100,000 shares of our common stock that are held by, and offered for sale by, Catalyst Financial, LLC, 150,000 shares of our common stock that are held by, and offered for sale by, Steven N. Bronson and 90,000 shares of our common stock that are held by, and offered for sale by, Blitzer Ricketson & Company. We will not receive any portion of the proceeds derived from the sale of those shares of common stock by the selling shareholders.

      Catalyst received its shares when it exercised a five year warrant to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share that we issued to Catalyst in May, 1999. That warrant was issued as part of the compensation that we paid to Catalyst pursuant to a three year investment banking and financial consulting agreement that we entered into with it at that time. At the time when Catalyst exercised that warrant, we received the sum of $100,000 from it in payment of the aggregate exercise price for those 100,000 shares. We are registering those 100,000 shares for sale by Catalyst pursuant to various provisions contained in the warrant that obligated us to do so at our sole cost and expense (except for any fees and expenses of Catalyst's counsel and any brokerage or other selling commissions) as long as Catalyst purchased at least half of the 100,000 shares covered by the warrant.

      Catalyst is a limited liability company owned and controlled by Steven N. Bronson. Catalyst is a broker-dealer registered under the Securities Act of 1934. Mr. Bronson is the holder of several licenses issued by the NASD including, but not limited to, registered representative (Series 7) and general securities principal (Series 24) licenses.

      Mr. Bronson is one of our largest shareholders. In 1995, he purchased a block of our shares of common stock, which included the 150,000 shares that he is offering for sale under this prospectus, from Donald S. Michael who, along with Mr. Irani, founded the company. According to the most recent amendments to the filings on Schedule 13 D and Form 4 made with the SEC by Mr. Bronson, he owns, directly and indirectly, 642,424 shares of our common stock. That amount, which includes the 100,000 shares that are being offered by Catalyst under this prospectus, is approximately 12.2% of our outstanding common stock. That amount does not include 2,000 shares of our common stock owned by Mr. Bronson's wife, Kimberly, as to which he has disclaimed beneficial ownership in his Schedule 13 D and Form 4 filings. In connection with the settlement of a litigation proceeding that Catalyst commenced against us last year, we agreed to register the block of 150,000 shares of common stock that Mr. Bronson is offering for sale under this prospectus. See "Legal Proceedings."

      Between September 1996 and July 2000, Mr. Bronson served as a member of our Board of Directors. He served as Chairman of our Board between August 1998 and July 2000 and as our Chief Executive Officer between August 1998 and May 1999.

      Blitzer Ricketson, which was formerly known as Michael Blitzer Associates, received its shares when it exercised two four year warrants to purchase a total of 90,000 shares of our common stock at an exercise price of $1.00 per share that we issued to it in May, 1999. Those warrants were issued as part of the compensation that we paid to Blitzer Ricketson for services that it rendered to us. At the time when Blitzer Ricketson exercised its warrants, we received the sum of $90,000 from it in payment of the aggregate exercise price for its shares. We do not have an obligation to register those 90,000 shares for sale by Blitzer Ricketson. We have agreed to register those shares because the only cost to us for doing so was an immaterial increment in the registration fee that we paid to the SEC upon filing the registration statement that includes this prospectus.

      We do not know when or in what amounts the selling shareholders may offer the shares described in this prospectus for sale. They may decide not to sell all or any of the shares that this prospectus covers. Inasmuch as


      o the selling shareholders may offer all or some of the shares pursuant to this offering, and

      o there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the selling shareholders will hold after completion of the offering,


we cannot estimate the number of our shares that either of them, or Mr. Bronson, will hold after completion of the offering. However, we have assumed, for purposes of the disclosures contained in this prospectus, that, after completion of the offering, Catalyst and Blitzer Ricketson will hold none of the securities that this prospectus covers, and Mr. Bronson will then hold, directly and indirectly, 392,424 shares.

      Based on those assumptions, Catalyst's and Blitzer Ricketson's holdings of our common stock will decrease from approximately 1.9% and 1.7%, respectively, to none, while Mr. Bronson's direct and indirect holdings of our stock will decrease from approximately 12.2% to approximately 7.5%.

Plan of Distribution

      The selling shareholders have advised us that


      o they may, from time to time, offer and sell the shares included in this prospectus,

      o they will act independently in making decisions with respect to the timing, manner, and size of each sale,

      o they may make these sales at prices and under terms then prevailing or at prices related to the then current market price, and

      o they may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

            o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

            o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o an over-the-counter distribution in accordance with the rules of the Nasdaq SmallCap Market; and

            o     in privately negotiated transactions.


      In connection with distributions of the shares or otherwise, the selling shareholders have advised us that they may:

enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume; sell the shares short and redeliver the shares to close out such short positions; enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares that this prospectus offers, which they may in turn resell; and pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

      In effecting sales, broker-dealers or agents that the selling shareholders engage may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts that the parties may negotiate immediately prior to the sale.

      In offering shares that this prospectus covers, Catalyst, and any broker-dealers and any other participating broker-dealers who execute sales for Catalyst, may qualify as "underwriters" within the meaning of the Securities Act in connection with those sales. Any profits that Catalyst realizes, and the compensation that it pays to any broker-dealer, may qualify as underwriting discounts and commissions. Catalyst has warranted and represented to us that it is a broker-dealer, and that it acquired the securities included in this prospectus for investment purposes, and not for the purpose of causing or facilitating a distribution. However, in the view of the staff of the SEC, a broker-dealer offering securities acquired from an issuer should be considered to be an underwriter, and while the SEC staff's view is not dispositive of this issue, Catalyst may be liable as an underwriter for securities sold by it pursuant to this prospectus.

      In order to comply with the securities laws of some states, the selling shareholders must sell their shares in those states only through registered or licensed brokers or dealers. In addition, in some states the selling shareholders must sell their shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling shareholders comply with the exemption.

      We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against liabilities, including liabilities arising under the Securities Act.

      At the time either of the selling shareholders makes a particular offer of shares we will, if required, distribute a prospectus supplement that will set forth:


      o     the number of shares that the selling shareholder is offering;

      o the terms of the offering, including the name of any underwriter, dealer or agent;

      o     the purchase price paid by any underwriter;

      o     any discount, commission and other underwriter compensation;

      o any discount, commission or concession allowed or reallowed or paid to any dealer; and

      o     the proposed selling price to the public.


      We have agreed to indemnify the selling shareholders against claims and losses due to material misstatements or omissions made by us (and not by them) in this prospectus. The selling shareholders have agreed to indemnify us against claims and losses due to material misstatements or omissions made by them.

      To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale by the selling shareholders of the shares of common stock included in this prospectus.

      The $190,000 that the selling shareholders paid to us as for 190,000 of the 340,000 shares included in this prospectus has been categorized as working capital and will be used by us for general corporate purposes.

                                    BUSINESS

      We have been an innovative leader in the field of infrared non-contact temperature measurement since 1969. Today, we provide industrial customers and R&D laboratories with accurate instrumentation ranging from convenient single point portable infrared thermometers to complete thermal imaging systems and blackbody radiation calibration sources.

      The basic theoretical principle behind infrared thermometry is that all physical objects emit infrared radiation. The amount of radiation emitted is a function of the surface temperature of each object. Our infrared thermometers and thermal imaging systems detect and measure that radiation, convert it into an electric signal and translate that signal into a temperature reading or thermal image of the target surface of the object, all without contact with the object. The basic components of our infrared thermometers and thermal imaging systems consist of


      o lenses, mirrors or a fiber optic assembly for focusing on the object and collecting incoming infrared radiation in the form of photons,

      o a detector which converts the infrared radiation emitted from the surface of the focused object into an electrical signal,

            o in the case of our single point infrared thermometers, the detector is a single element sensitive to incoming photons,

            o in the case of our two-color infrared thermometers, two detectors are employed which measure and ratio the intensities of two adjacent wave lengths, and

            o in our thermal imaging systems, the detector is a matrix - called a focal plane array - of rows and columns of elements sensitive to the incoming photons,

      o electrical circuitry, a microprocessor with firmware, an LED or LCD display,

      o     protective housings for these components, and

      o     communication software for data recording and manipulation.


      We have most recently concentrated our efforts to become an industry innovative leader in near, mid and far infrared thermal imaging technology by supplying high speed, high accuracy and high-resolution non-contact temperature measurement systems for process control, predictive maintenance, nondestructive testing, and laboratory research. We have extensive application expertise in many industries, which drives our ongoing development of new products and solutions to help our customers maintain a competitive advantage through process improvement.

      We design and manufacture the most complete line of blackbody sources for the calibration of infrared thermometers, thermal imaging systems, radiometers and spectrometers. The source temperature capabilities of our blackbody sources range between minus 20(degree) C - 3,000(degree) C (minus 4(degree) F - 5,430(degree) F). This line of products has garnered for us a world wide reputation of excellence for its accuracy and reliability and has made us a recognized leader in this field.

      We also design, assemble and/or market accessories and optional equipment for our infrared thermometers, such as our Infracouple(R) infrared temperature sensors, lenses, fiber optic assemblies, calibration equipment, mounts, protective jackets and cases, batteries, chargers and camera adapters.

      We service our products during and after the expiration of the applicable warranty period, which is from one to two years, depending on the model. These services also include re-calibration of infrared thermometers, blackbody sources and thermal imagers. In order to provide the highest degree of accuracy in the performance of our calibration services, we calibrate our own testing equipment and blackbody sources with Mikron single point temperature measurement devices that have been tested and calibrated by the U.S. National Institute of Standards and Technology or NIST.

      In August 1999, we purchased hardware and software assets that Texas Infrared, Inc. employed in connection with its manufacture and sale of industrial fixed position uncooled focal plane array thermal imaging cameras. We have incorporated the software technology we acquired from Texas Instruments into our line of thermal imaging cameras.

      In May 2000, we acquired all of the issued and outstanding shares of the common stock of E(2)T, a privately held California corporation. In 1974, E(2)T began developing and manufacturing non-contact infrared temperature measurement devices for use in many different industries and applications, such as hazardous waste incinerators, furnaces, rotating kilns, high temperature reactors, glass plants, pulp mills and steel mills. Last year, we merged E(2)T into our company. Our E(2)T line of industrial infrared temperature sensors and controllers are capable of measuring temperatures ranging from ambient to 5,000(degree) F with response times as fast as 1 millisecond.

      In April 2001, we acquired via a license granted to us by Quantum Logic Corporation, the right to manufacture and market three infrared thermometers and a data recording device. We offer two of those thermometers - both of which are portable single point temperature measurement units - as part of our product line. The agreement that we entered into with Quantum Logic obligated us to purchase their existing inventory of parts for the four licensed products, and to pay a royalty on all sales. That agreement also provided that Quantum


      o     would not license the four products to anyone else;

      o would cease manufacturing and selling the four products ata mutually agreed upon time; and

      o could revoke the license if we failed to sell at least $300,000 of licensed products per year.


      The annual dollar volume of our sales of those products has never exceeded that threshold. Although Quantum could revoke the agreement, it has thus far chosen not to do so. It is our belief that Quantum will continue to refrain from revoking the agreement. In the event that Quantum did decide to revoke the license, neither our business nor our financial condition would be adversely affected. Also, in such event, Quantum would be required to purchase our parts inventory for the Quantum products.

      The IMPAC companies, which are headquartered in Frankfurt am Main, Germany, and which have satellite operations in Dresden, Ilmenau, Magdeburg and Erstein (France), are ISO 9001 certified manufacturers and sellers of infrared thermometer calibration sources and non-contact single point temperature measurement devices. IMPAC has been in business for the past 35 years, and has more than 34,000 customer installations worldwide. The IMPAC companies manufacture and sell various models of portable and fixed infrared thermometers that have been engineered for non-contact measurement of temperatures ranging from minus 32(degree) C to 3,500(degree) C in more than 1,500 industrial applications, portable contact temperature measurement devices covering the range between minus 200(degree) C and 1,300(degree) C and blackbody calibration sources. The IMPAC companies sell their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, through sales offices maintained by IMPAC France in France and by Infrared in Great Britain, and throughout the rest of the world via a network of sales representatives.

Engineering

      Implementing a systems approach for thermal process applications requires full knowledge of a customer's applications. We have a full staff of engineering and software specialists available for the design and development of comprehensive turn-key systems for difficult applications. Experience in many different thermal applications underlies our ability to quickly design and deliver specialized software and custom instrument configurations. We supply a fully configured system to meet customer requirements, including the following:


      o Infrared thermometers or thermal imaging cameras and associated protective equipment,

      o data processing software, from existing modules in our extensive library or through custom software development,

      o     integration with other devices in the process or other systems

      o     communications links

      o     startup and training


Our Product Line

      The following table identifies the various components of our lines of infrared thermometers, thermal imaging systems, contact temperature measurement devices and black body calibration sources. It also describes the material characteristics or features of each of those products, and typical industrial applications for which each of those products is suited.

                                      Portable Infrared Thermometers
                                      ------------------------------

                                                   Features                         Industry Applications
                                                   --------                         ---------------------
M90 Portable Infrared                 Hand-held infrared                          General purpose instruments
Thermometer Series                    thermometer featuring through               providing precisely focused
                                      the lens sighting, a minimum                readings in industrial, research
                                      measurable target diameter of               and preventive maintenance
                                      1.0 mm, temperature displays                applications used in the metal,
                                      in the eyepiece and the rear                ceramics, plastic, textile,
                                      window for measurement of                   semiconductor, cement, food,
                                      temperatures ranging from                   petrochemical and paper
                                      minus 40(degree) and 3000(degree) C         industries

IR-Man(R) M120 and M125                    Hand-held instrument for               For preventive maintenance
Infrared Thermometers with                 pinpoint focused quick                 and periodic process
Precision Laser Sighting                   measurement from a distance            monitoring of temperatures in
                                           of temperatures ranging from           HVAC and refrigeration units,
                                           minus 32(degree) to 900(degree) C      air conditioner vents, roofing,
                                                                                  motor bearings and casings,
                                                                                  circuit boards, electric
                                                                                  transformers and lighting
                                                                                  systems

IMPAC Infratherm(R) IN14                   Hand-held instrument for non-          For temperature measurements
series portable pyrometers                 contact measurement of                 of plastics, rubber, paper,
                                           temperatures ranging from              textile, liquids, paints, wood,
                                           minus 32(degree) to 600(degree) C      asphalt, ceramics, glass and
                                           of non-metallic material               food

IMPAC Infratherm(R) IN15                   Hand-held instrument for non-          For measurement of
series portable pyrometers                 contact measurement of                 electronics, electric cabinets,
                                           temperatures ranging from              furnaces and predictive
                                           minus 32(degree) to 1,800(degree) C    maintenance applications
                                           of non-metallic surfaces               involving plastics, rubber,
                                                                                  paper, textile, liquids, paint,
                                                                                  wood, asphalt, ceramics, glass,
                                                                                  food and beverages

IMPAC Infratherm(R) IS8 Plus               portable, rugged pyrometer             For temperature
and IG8 Plus portable                      with through lens sighting and         measurements of metals
pyrometers                                 digital display for                    (rolling, pressing, hardening,
                                           temperatures from 300(degree) -        annealing, etc.), glass and
                                           2500(degree)C                          ceramics

Quantum I Portable Laser IR                Hand-held instrument with              For measurement of true target
Thermometer                                optics, laser, microcomputer           temperature of furnace walls
                                           and circuitry for measurement          by separately measuring wall
                                           of temperatures ranging                temperature and target
                                           between 450(degree) and                emissivity and factoring them
                                           3,000(degree) C (840(degree)           together via the instrument's
                                           and 5,432(degree) F)                   on-board computer

                                           Fixed Infrared Thermometers
                                           ---------------------------

MI-N3000 self contained high               Designed for use in multiple           For measurement of hot spots
performance temperature                    locations to detect                    in food, plastics, textiles, glass
sensor                                     temperatures ranging from 0(degree)    and ceramics
                                           to 500(degree) C on material moving
                                           on conveyor belts and webs

M50 Infracouple(R)                       Incorporates glass optics for            For use by heating and drying
Temperature Sensors                      multiple target narrow field             machine manufacturers and
                                         measurement of temperatures              businesses employing
                                         ranging from minus 20(degree) to         automated manufacturing
                                         300(degree) C in moving or contact -     systems
                                         sensitive processes.

MI-N500 Series Digital                   For measurement of                       For use in semiconductor,
Infrared Pyrometers                      temperatures ranging from -              plastic thermoforming, paper,
                                         40(degree) - 1292(degree) C;             steel, textile and low
                                         features anultra-small sensing           temperature glass applications
                                         head that can operate in ambient
                                         temperatures up to 85(degree) C
                                         (185(degree) F) without cooling

MI-N5 and MI-N5+ Digital                 For measurement of                       For applications in the
Pyrometers                               temperatures ranging from                plastics, rubber, paper,
                                         minus 32(degree) to 900(degree) C        textiles, ceramics, wood,
                                                                                  fluids, asphalt and food
                                                                                  industries (MI-N5) and for
                                                                                  measuring temperatures on
                                                                                  non-metallic and coated metal
                                                                                  surfaces (MI-N5+)

MI-S5 and MI-GA5 digital                 Provides laser aimed, through
pyrometers                               the lens sighted or integrated
                                         TV camera focused measurement
                                         of temperatures ranging from
                                         600(degree) to 2,500(degree) C
                                         (MI-S5) or 250(degree) to 2000(degree) C
                                         (MI-GA5)

M67/M68 Infraducer(R)                    For measurement of                       General purpose, multi-
                                         temperatures ranging from                spectral band, fixed
                                         350(degree) to 3,000(degree) C;          thermometer for use in a broad
                                         capable of functioning in ambient        range of applications
                                         temperatures of up to 315(degree) C
                                         (600(degree) F) without cooling and
                                         up to 540(degree) C (1000(degree) F)
                                         with cooling

MI-50-LO-GL                              Permits temperature                      Fiber optic digital infrared
                                         measurement of molten glass              thermometer designed for the
                                         ranging from 600(degree) to              glass industry
                                         1,800(degree) C (1,112(degree)
                                         to 3,272(degree) F) without
                                         cooling in an ambient temperature
                                         of 250(degree) C (482(degree) F)

MI-S5-LO; MI-GA5-LO                        High speed, highly accurate            High speed fiber optic infrared
                                           instruments capable of                 thermometers with analog
                                           measuring temperatures in the          outputs and digital interfaces
                                           range of 300(degree) to 2,500(degree) Cfor use in metals, glass,
                                           (572(degree) to 4,532(degree) F) in an ceramics, hardening,
                                           ambient temperature of 250(degree) C   annealing, sintering, forging,
                                           (482(degree) F) at response times = 2  brazing, welding and hot
                                           milliseconds                           rolling applications

M77, M77S and M78 Two-                     Dual detectors set at different        For use in applications
Color Infraducers(R)                       wavelengths; through the lens          involving steel melting,
                                           sighting with variable                 induction heating, lime and
                                           focusing (2" to infinity);             cement kilns, ceramics and
                                           designed for use in harsh              semiconductor manufacturing
                                           environments; capable of
                                           measuring temperatures
                                           ranging from 350(degree) to
                                           3,500(degree) C (662(degree) to
                                           6,500(degree) F) in ambient
                                           temperatures as high as 315(degree)
                                           C (600(degree) F) without cooling
                                           and 540(degree) C (1,000(degree) F)
                                           with cooling

M770S and M780 Digital Self                Fully digital, microprocessor
Contained Two Color                        based versions of our M77 -
Infraducers(R)                             M78 Series Infraducers(R)
                                           capable of measuring
                                           temperatures ranging from
                                           300(degree) to 3,000(degree) C
                                           (662(degree) to 5,432(degree) F)
                                           in ambient temperatures as high as
                                           315(degree) C (600(degree) F) without
                                           cooling and 540(degree) C
                                           (1,000(degree) F) with cooling

MI-SQ5 Fast, Compact,                      Fully digital, microprocessor          For use in welding, annealing,
Digital Two Color                          based sensor with dual                 casting, induction heating,
Temperature Sensor                         detectors; capable of                  rotary kiln, sintering, brazing,
                                           measuring temperatures                 melting and forging
                                           ranging from 600(degree) to            applications
                                           3,000(degree) C (1,112(degree)
                                           to 5,432(degree) F) in ambient
                                           temperatures between 0(degree)
                                           and 70(degree) C (32(degree)
                                           and 158(degree) F)
                                           at response times ranging

                                          between <10 ms and 10 sec;
                                          available with either through
                                          the lens sighting or laser
                                          aiming capability

Series M160 High Accuracy,                Single detector for                     Designed for short term
High Resolution Infrared                  temperature ranges between              investigation or permanent
Thermometers                              200(degree) and 3,000(degree) C         monitoring in either laboratory
                                          (392(degree) to 5,432(degree) F)        or industrial plant
                                          and dual detectors for                  environments
                                          temperature ranges between 700(degree)
                                          and 3,000(degree) C (1,292(degree)
                                          to 5,432(degree) F)

M680 Infraducer(R)                        Multi-channel fiber optic               For use in semiconductor
                                          infrared thermometer capable            rapid thermal processing,
                                          of functioning over an                  plasma etching, induction heat
                                          exceptionally broad                     treating, metal heat treatment
                                          temperature range from 150(degree)      and fabrication processes,
                                          to 4,000(degree) C (302(degree)         glass forehearths, glass
                                          to 7,232(degree) F) at response         melting and vacuum melting
                                          times as fast as 20                     applications
                                          measurements/sec./channel

IMPAC Infratherm(R) Series                Compact digital, two-wire               For temperature measurement
200 fixed pyrometers                      sensors for temperature                 of non-metallic surfaces,
                                          measurement ranging from                varnished, coated or anodized
                                          minus 32(degree) C to 2,500(degree) C   metals, glass and quartz
                                                                                  surfaces,

IMPAC Infratherm(R) Series                Compact two-wire sensors for            For temperature measurements
300 fixed pyrometers                      temperature measurement                 of plastics, rubber, paper,
                                          ranging from minus 20(degree) C to      textile, liquids, paints, wood,
                                          2,500(degree) C                         asphalt, ceramics, food,
                                                                                  metals, non-ferrous metals,
                                                                                  glass moulds, ceramics, glass
                                                                                  and quartz glass surfaces; and
                                                                                  in heat treatment, tempering,
                                                                                  soldering, hardening,
                                                                                  sintering, shrinking, rolling,
                                                                                  welding and forging
                                                                                  applications

IMPAC Infratherm(R) Series                Digital infrared pyrometers             For temperature measurement
500 fixed pyrometers                      with miniature sensor heads             of nonmetallic or coated
                                          for non-contact temperature             metallic objects
                                          measurement between minus
                                          40(degree) C and 700(degree) C

IMPAC Infratherm(R) Series 5               IMPAC's most extensive line            For temperature measurements
fixed pyrometers                           of 26 models of general and            of plastics, rubber, paper,
                                           application specific analog            textile, liquids, paints, wood,
                                           and digital, single and two-           asphalt, ceramics, food,
                                           color infrared pyrometers for          metals, non-ferrous metals,
                                           temperature measurements               glass moulds, ceramics, glass
                                           ranging from minus 30(degree) C to     and quartz glass surfaces; and
                                           3,500(degree) C                        in heat treatment, tempering,
                                                                                  soldering, hardening,
                                                                                  sintering, shrinking, rolling,
                                                                                  welding, casting, annealing,
                                                                                  sintering, rotary kiln and
                                                                                  pouring stream forging
                                                                                  applications

IMPAC Infratherm(R) Series                 Very fast, digital infrared            For temperature measurements
120 fixed pyrometers                       pyrometers with variable               of plastics, rubber, wood,
                                           optics for temperature                 paper, paint, lacquer,
                                           measurements in difficult              ceramics, food, metals, non-
                                           applications from 0(degree) C up to    ferrous metals, glass, glass
                                           2,500(degree) C                        moulds and ceramics; glass
                                                                                  surfaces and quartz glass
                                                                                  surfaces and metals through
                                                                                  flames

IMPAC Infratherm(R) Series 10              Fully digital, fast one and two-       For temperature measurements
fixed pyrometers                           color pyrometers for high end          of metals, non-ferrous metals,
                                           applications with through lens         glass, glass moulds and
                                           sighting for temperature               ceramics
                                           measurements ranging from
                                           75(degree) C to 3,300(degree) C

Quantum II Fixed Laser IR                  Fixed version of our Quantum
Thermometer                                I instrument for measurement
                                           of temperatures ranging from
                                           200(degree) to 3,000(degree) C
                                           (390(degree) to 5,432(degree) F)

E(2)T Pulsar II Series                     For measurement of                     Designed for temperature
                                           temperatures ranging from              measurements of high
                                           205(degree) to 3,038(degree) C         temperature, sulfur recovery
                                           (400(degree) to 5,500(degree) F)       and sulfur burning furnaces
                                           at distances ranging from
                                           2.8" to infinity in
                                           environmentally challenging
                                           locations requiring use of
                                           extreme environment or
                                           explosion proof housings

E(2)T Quasar Series                       For continuous monitoring of            Infrared petrochemical plant
                                          flare stack flames of any               flare stack detection systems
                                          intensity at distances up to            for monitoring pilot flames,
                                          1,300 feet from the target              flared gas and smoke

                                Thermal Imaging Systems - Ultra Precision, High Temperature
                                -----------------------------------------------------------

M9103 Series Pyrovision(R)                System incorporating a near             For process control
Imaging Pyrometer                         infrared solid state camera and         measurements in electron-
                                          third party patented processor          beam and plasma-arc hearth
                                          with a video processor for              melting furnaces, continuous
                                          measurement of temperatures             casting operations, heat
                                          ranging from 600(degree) -              treating and induction heating
                                          3,000(degree) C at 300,000 points,      applications, coating, crystal
                                          30 times per second and viewing         growth, forging and ring
                                          on a 640 pixel by 480 pixel display     rolling processes, large utility
                                                                                  boilers and refining furnaces,
                                                                                  rotating kilns and incinerators,
                                                                                  ultra small heating elements
                                                                                  and general high temperature
                                                                                  research

M9104 Series Pyrovision(R)                                                        Multi-range version of our
Imaging Pyrometer                                                                 M9103 Series imaging
                                                                                  pyrometer for laboratory use

                                          Thermal Imaging - General Portable Cameras
                                          ------------------------------------------

MikroScan 7200/7400/7500                  For measurement of                      For engine maintenance,
Series Infrared Cameras                   temperatures ranging from               engine research and hot spot
                                          minus 40(degree) - 2,000(degree) C at   detection in the automotive
                                          76,800 points, 30 times per             industry; circuit board testing,
                                          second and viewing on a 320             glass coating and solder
                                          pixel by 240 pixel display;             reflow monitoring in
                                          fully compatible with our               electronic applications;
                                          MikroSpec(TM) thermal image             annealing, coating, laminating
                                          processing and report writing           and sealing applications in the
                                          software package                        glass manufacturing industry;
                                                                                  tablet drying and coating
                                                                                  applications in the
                                                                                  pharmaceuticals industry;
                                                                                  predictive and preventive
                                                                                  maintenance applications;
                                                                                  surveillance applications and
                                                                                  analysis of boiler hotspots,

                                                                                  busbars, distribution panels,
                                                                                  steam systems and
                                                                                  transformers, insulators and
                                                                                  connectors in utility industry
                                                                                  applications

                                   Thermal Imaging - Process Fixed Mount Cameras
                                   ---------------------------------------------

MikronScan 7302 Fixed                     Fixed version of 7200 Series
Installation Thermal Imager               camera designed for use in
                                          process control applications
                                          that may require protective
                                          housing in adverse
                                          environments

                                       Thermal Imaging - Process Line Cameras
                                       --------------------------------------

MikroLine 2128 High Speed                 For measurement of                      For temperature measurement
IR Line Camera                            temperatures ranging from 0(degree) -   of production processes like
                                          1,800(degree) C at 128 points, at the   coating, laminating and
                                          rate of 128 lines per second            sealing applications in the
                                                                                  glass manufacturing industry

MikroLine 2250 High Speed                 For measurement of                      For temperature measurement
IR Line Camera                            temperatures ranging from 50(degree)    of tires
                                          - 180(degree) C at 160 points, at the
                                          rate of 18,000 lines per second
                                          and viewing on a 180 x 360
                                          pixel display

MikroLine 2256 High Speed                 For high speed measurement              For fast non-contact
IR Line Camera                            of temperatures ranging from            temperature measurement of
                                          50(degree) - 1,300(degree) C with       production processes.
                                          256 data points per line and a
                                          maximum measuring rate of
                                          544 lines per second

                                 Portable Contact Temperature Measurement Instruments
                                 ----------------------------------------------------

IMPAC Tastotherm(R) Series                For contact temperature                 For temperature measurements
                                          measurements ranging from               in work shop, production,
                                          minus 200(degree) - 1,300(degree) C     quality control, maintenance,
                                                                                  laboratory and warehouse

                   Blackbody Sources - General Low Temperature
                   -------------------------------------------

     Model No.                            Features
     ---------                            --------

M340 Portable blackbody calibration source covering the range from minus 20(degree) to 100(degree) C

M310 Compact, portable blackbody calibration source with a built-in digital controller that can be set to any temperature between ambient +10(degree) C and 350(degree) C

M315 Two piece version of the M310 with the digital controller and calibration source in separate housings. For calibrating temperatures ranging from ambient +10(degree) C to 500 ambient +10(degree) C

M316 Two piece highly portable blackbody calibration source for field calibration or verification without the need to remove the sensor from its location. Temperature range: ambient +10(degree) C and 300(degree) C

M320 Two piece, dual cavity blackbody calibration source providing calibration sources for two temperature points within the temperature range between ambient +10(degree) C and 300(degree) C

IMPAC IRC 500         All-round calibration source for test and calibration of
                      non- contact infrared pyrometers between 50(degree) C and 500(degree) C

                     Blackbody Sources - Medium Temperature
                     --------------------------------------

M300 Blackbody calibration source covering the range from 100(degree) to 1,200(degree) C

M305 Compact, light weight, blackbody calibration source covering the range from 100(degree) to 1,000(degree) C

M360; M360A           Two piece calibration source covering the range from
                      50(degree) to 1,100(degree) C

                      Blackbody Sources - High Temperature
                      ------------------------------------

M335 General purpose, high temperature calibration source covering the range from 300(degree) to 1,500(degree) C

M330 High temperature calibration source covering the range from 300(degree) to 1,700(degree) C

M370 Tungsten lamp calibration source useful for calibration of two- color infrared thermometers and other single-color thermometers requiring small target sizes and high temperatures ranging from 800(degree) to 2,300(degree) C

                   Blackbody Sources - Ultra High Temperature
                   ------------------------------------------

M390 Series Ultra high temperature calibration source covering the range from 600(degree) to 3,000(degree) C

Principal Markets, Marketing And Customers

      Our infrared thermometry products and accessories are used industrially


      o in manufacturing processes to measure the process temperature of metals, wood, plastics, paper, textiles, rubber, glass, ceramics, food and chemicals;

      o for condition monitoring and preventative and predictable maintenance purposes to check temperatures of kiln walls, heat exchangers, boilers, engines, compressors, transmissions, bearings, gears, pumps, steam lines and traps, transformers, electrical switch gear and heat loss prevention; and

      o for quality control to test the temperature and integrity of electronic equipment, electrical components and circuitry, insulation, and cooling and heating systems.


      We also try to expand the sales of our products into a variety of non-industrial markets including, among others, scientific research laboratories.

      Our products are sold through a network of approximately 100 independent sales representatives worldwide. The sales activities of our sales representatives are coordinated by five of our employees who are also directly responsible for the balance of our sales. We promote our products through printed advertisements in selected industrial and trade journals. We also promote our products by participating in national and international trade shows.

      During each of the fiscal years ended October 31, 2002 and 2001 and each of the nine month periods ended July 31, 2002 and 2003, we had approximately 1,000 customers, none of which accounted for more than 10% of our sales. As a result of our acquisition of the IMPAC Companies, we estimate that we currently have an active customer base of 3,000 customers. The loss of any single customer would not have a materially adverse effect on our business or financial condition.

      During each of fiscal 2002 and the nine month period ended July 31, 2003, approximately 22% of our sales were made to customers outside of the United States, as compared to approximately 31% during each of fiscal 2001 and the nine months ended July 31, 2002. We anticipate that our acquisition of the IMPAC companies will increase the percentage of our sales to non-U.S. customers to approximately 50% of consolidated sales. The increase in our operations outside the United States resulting from the IMPAC acquisition could subject us to certain additional risks, including currency controls and fluctuations, and the possibility of tariff, import and other related restrictions and regulations. However, we do not believe that we will experience significant difficulties related to these foreign business risks.

      We will continue to be a truly customer focused, quality oriented organization. We have continued to increase funding for engineering in an effort to maintain a competitive edge in new product introductions, and we will continue to look for strategic agreements or purchases to augment our product line.

Competition

      There is significant competition among the manufacturers of infrared thermometry products. We believe that our sales constitute a small percentage of the worldwide market for these products. The primary competitive factors applicable to infrared thermometry products are accuracy, sensitivity, response time, quality control and the availability of products that optimize performance in specific applications, conditions and temperature ranges. Although we believe our products compete favorably on the basis of those factors, we cannot assure our investors that we can maintain our competitive position against current and potential competitors. We consider Flir Systems, Inc., Indigo Systems, Inc., Infrared Solutions, Inc., Ircon, Inc., Land Instruments International, Ltd., Raytek Corporation and Raytheon Commercial Infrared to be our competitors in the market for thermal imaging products. We view CHINO Corporation, Eurotron Instruments, S.p.A., Exergen Corporation, Heitronics Infrarot Messtechnik GmbH, Ircon, Inc., Land Instruments International, Ltd. and Raytek Corporation as our competitors in the market for single point non-contact temperature measurement devices. We believe that CI Systems, Inc., Electro Optical Industries, Inc. and Santa Barbara Infrared, Inc. are competitors in the manufacture and marketing of blackbody radiation calibration sources. Many of these competitors are much larger than we are, and have substantially greater financial, technical and marketing resources than we do.

      In the past several years there have been a number of new products and competitors entering the low price hand held infrared thermometer market. We believe that this trend will continue as this market grows and that higher capabilities at stable or reduced pricing will be critical for process or fixed infrared systems in the next few years. Consequently, strategic marketing and focus will be critical for growth within these product lines.

      We intend to continue to expand our single point measurement and black body product lines. However, we believe that we will achieve greater revenue growth through expansion of our marketing efforts and offerings in our thermal imaging product line. We have based our belief on our view that the cost of camera components has been trending downward and will continue to do so for the foreseeable future. As the costs of camera components become less expensive, we believe that the costs of our thermal imaging products, as well as those of our existing competitors and new competitors who may be enticed by lower price points to enter the thermal imaging market, will also diminish to levels that will become competitive from a price perspective with other non-contact temperature measurement applications currently employed by end users in markets that, up to the present, we and our competitors have not been able to enter.

Inventory, Supplies and Manufacturing

      We subcontract the manufacture of almost all of the components that go into our products. Our manufacturing operations primarily involve the assembly, testing, quality control, calibration and packaging of materials and components, which are generally available in the marketplace from numerous suppliers and sources. Inasmuch as the components are readily available from other suppliers and since there are several electronic assembly firms available, a change in suppliers would not have a material effect on our operations. Materials and components necessary for our manufacturing activities have always been available in the past and we do not anticipate any future shortages or unavailability in the supply of those materials and components.

      We attempt to maintain a sufficient inventory of materials and components so as to be able to fill orders for our products within six weeks after receipt of an order. Our inventory stock is closely monitored, which enables us to be consistent in our order response time and to maintain our inventory at desired levels.

Quality Assurance

      In May 1996, we secured ISO 9001 certification of our Quality Assurance systems. This international customer driven certification, encompasses all operating aspects of our business including sales and marketing, design and engineering, manufacturing, testing and calibration. ISO 9001 certification provides our quality systems and operating systems with a level of recognition by most domestic and international customers.


      Our principal products (including the principal products of our IMPAC companies) have also been tested and certified to meet or exceed sensitivity and emissions standards for electro-magnetic interference established by the European Union. Our products and systems also have been approved for use in accordance with the hazardous locations standards set by CSA International, which has been accredited by OSHA as a nationally recognized testing laboratory in the United States and accredited as a Certification Organization and Testing Organization by the Standards Council of Canada.


Research and Development

      We conduct product development activities to increase the size of our available market through broader product offerings and to reduce the cost of our products. We believe this results in more competitive pricing and better operating margins. For the past four years, our research and development activities have been primarily devoted to the development of new infrared thermometry products, as well as the adaptation and enhancement of existing products for new applications.

      We believe that our ability to maintain a technological edge in infrared technology and to achieve early market entry with new infrared thermometry products are critical factors to our business. During fiscal 2002, we decreased R&D expenditures in response to the reduction in our business that reflected the general downturn of the world economy. As a result of our acquisition of the IMPAC Companies, we now perform research and development in the United States and in Europe. The economic impact of our expanded R&D efforts is reflected in the fact that our R&D investment for the first nine months of fiscal 2003 was approximately the same as our R&D investment for all of fiscal 2002. It is our intention to maintain our commitment to research and development at or above our current levels of expenditure, provided that our revenues continue to justify the allocation of our financial resources in that way. Most of the new products that we have introduced over the last several years were a direct outgrowth of our research and development program. See "Current Product Offerings."

Intellectual Property

      Two US patents were issued to us covering technology related to our infrared thermometry products. We derived royalty payments from one of those patents in 2001 and 2002, however that patent expired in 2002 and we do not anticipate receiving any substantive royalty income in future years. Neither of these patents was material to our overall business. At the present time, we have applied for two US patents relative to our thermal imaging technology. We can not give our investors any assurance that,


      o either of those applications, or any others that we may file, will be issued,

      o if issued, the patents we receive will provide an adequate measure of protection against a competitive technology which does not employ the technology protected by our patents,

      o any patent issued to us would withstand review and be held valid by a court of competent jurisdiction or

      o     any other products that we may develop will be patentable.


      The protection of proprietary technology and information which we have developed or may in the future develop will be limited primarily to the protections available under applicable trade secret or copyright laws, or under any confidentiality agreements which we may enter into. We have registered or applied for registration of various trademarks and trade names for certain of our products. We believe that those trademarks and trade names are valid, enforceable and do not infringe anyone else's trade names and trademarks. However, we cannot give any of our investors any assurances in any of those regards.

      We have entered into confidentiality agreements with our key personnel and with various third parties. We can not assure our investors that the scope of any protection we have been able to secure through those agreements will be adequate to protect our proprietary information, or that we will have the financial resources to engage in litigation against parties who may infringe our proprietary technology or copyrights. We also cannot provide our investors with any degree of assurance regarding the possible independent development by others of technology similar to ours. We do believe, however, our business or future prospects will not be adversely impacted by reason of the fact that we have only been able to secure limited protections for our intellectual property. We also believe that our products do not infringe the proprietary rights of third parties. However, we cannot give any assurance to our investors that third parties will not assert infringement claims in the future.

      Mikron(R), IR-Man(R), Pyrovision(R) Infracouple(R) and Spyglass(R) are trademarks which we have registered with the United States Patent and Trademark Office. Tastotherm(R), impac(R), Infrawin(R), Infratherm(R), Infrapoint(R) and Infrasensor(R) are trademarks that the IMPAC companies have registered in various European countries.

Employees


      As of July 31, 2003, our staff was comprised of 59 persons, 57 of whom were full time and two of whom were part-time. Of that total number of employees, 10 were engaged in design engineering and research and development, 28 were in manufacturing and production, eight in marketing and sales, four in administration and finance, four were in general office and three were executives. None of our employees were represented by a union. We have not experienced any strikes or work stoppages and, our management is of the opinion that we have good working relations with our employees. As of that same date, the IMPAC companies employed a total of 67 employees 64 of whom were full time and 3 of whom were part-time. Of the total number of employees, 28 were in manufacturing, 27 were engaged in sales, general and administrative activities and 12 were in engineering.

Certain Contractual Arrangements

      In March 1998, we entered into a sales representation agreement with Anritsu Meter Co., Ltd. ("Anritsu"). Pursuant to the agreement, we were granted the exclusive right, except as to Anritsu, to promote and sell Anritsu products in North America. The agreement has a five-year term with a one-year notice period for termination thereafter. Anritsu manufactures a full line of lower cost contact temperature probes, indicators and calibrators.

      In April 2002, we entered into an agreement with Quantum Logic Corporation. This 10-year agreement grants a worldwide license to us to manufacture and sell laser/microcomputer infrared thermometers using their patented laser technology. If we do not achieve revenues of at least $300,000 per year from the sale of products incorporating Quantum Logic's technology, Quantum Logic has the right to terminate its license. We did not satisfy that minimum annual sales requirement during fiscal year ended October 31, 2002. However, Quantum Logic has not exercised its right to withdraw its license. We can not give our investors any assurance that we will be able to satisfy that minimum annual sales requirement during fiscal 2003 or any future years. We also can not assure our investors that Quantum Logic will not exercise its rights to terminate the license. Our management believes that neither our failure to achieve the minimum annual sales requirement to sustain our right to keep the license, or Quantum Logic's termination of that license would have a material adverse effect on our business or our financial condition.

      For many years, we have enjoyed a mutual product distribution relationship with NEC San-Ei Instruments Ltd. ("NEC"). The currently in force agreements governing that relationship provide that

NEC has the exclusive right to distribute in Asia and Australia all thermal imaging products and software that we manufacture;

NEC has the non-exclusive right to distribute in portions of Central America, South America, the Caribbean Islands and the Middle East all thermal imaging products and software that are jointly designed and manufactured by us and any joint venture partner;

We have the exclusive right to distribute in the United States, Canada and Mexico various thermal imaging products manufactured by NEC; and

We have the non-exclusive right to distribute in portions of Central America, South America and the Caribbean Islands various other thermal imaging products manufactured by NEC.

Properties

      We maintain our corporate, administrative, manufacturing, and warehousing facility at 16 Thornton Road, Oakland New Jersey. We currently occupy approximately 35,000 of the 45,000 square feet that we lease from our landlord at that premises. The lease provides for rent at a fixed annual amount of approximately $450,000 payable in equal monthly installments through November 30, 2005. The lease also requires us to pay real estate taxes, insurance, maintenance and other operating costs. We also maintain sales offices in Hancock, Michigan and in Ventura, California with annual lease payments for both locations totaling $47,268.

      The IMPAC companies lease seven facilities in Europe. The following table describes the location, principle uses and annual costs of those facilities:

   Company                      Location                        Principle Purposes                    Annual Cost (1)
   -------                      --------                        ------------------                    ---------------
IMPAC                      Frankfurt, Germany          Administration, Manufacturing, Research
                                                       and Development, Sales, and Warehousing            $277,000

Infra sensor               Magdeburg, Germany          Administration, Manufacturing, Research
                                                       and Development, and Warehousing                    $31,000

Infrared                   Warrington, England         Sales                                               $23,000

Infrapoint                 Ilmenau, Germany            Administration, Manufacturing,  Sales,
                                                       and Warehousing                                     $22,000

IMPAC France               Erstein, France             Sales and Warehousing                                $9,500

IMPAC                      Hattington, Germany         Sales                                                $8,300

Systems                    Dresden, Germany            Research and Development, Sales                      $4,300

                                LEGAL PROCEEDINGS

      On May 7, 2003, we received service of an amended summons and amended verified complaint in an action entitled Catalyst Financial LLC F/K/A Catalyst Financial Corp. vs. Mikron Infrared, Inc. F/K/A Mikron Instrument Company, Inc. The action was pending in the Supreme Court of the State of New York, County of New York under Index No. 03-601265. Catalyst is a company controlled, and we believe, wholly owned, by Steven N. Bronson, our former Chairman and Chief Executive Officer, who is the holder of more than 10% of our outstanding common stock.

      The complaint alleged that Catalyst was entitled to receive a finder's fee in connection with our acquisition of the IMPAC companies and sought damages of at least $150,560. Although we did not believe that Catalyst was entitled to receive payment of any compensation in connection with the acquisition, we undertook to eliminate the uncertainties that are attendant to any litigation, and minimize our costs in defending the litigation, by negotiating a settlement with Mr. Bronson for an amount that would not exceed our estimated attorney's fees. Accordingly, in October 2003, we settled the matter by agreeing to pay the sum of $50,000 to Catalyst and to register an additional 150,000 shares of our common stock held by Mr. Bronson. See "Securities Offered, the Selling Shareholders and the Plan of Distribution;" "Security

Ownership of Certain Beneficial Holders and Management" and "Certain Relationships and Related Transactions."

                                   MANAGEMENT

      Our directors are elected annually and serve until their respective successors have been elected and qualified, or until their earlier resignation or removal. Our executive officers are appointed by, and serve at the pleasure of, the Board

      The following table sets forth the names and ages of our directors and executive officers, and provides a description of their positions of employment for sat least the past five years:

Lawrence C. Karlson                         Mr. Karlson, since his retirement in 1993 as Chairman and a director of
60 years old                                Spectra-Physics AB, provided consulting services to a variety of
Director since 2000                         businesses and has acted as a private investor in both mature and
Chairman of the Board of the                development stage companies. In 1983 Mr. Karlson formed Nobel
Company                                     Electronics, an autonomous business unit of AB Bofors, which manufactured instrumentation for the polymer processing and weighing and
Member of the Audit and Compensation        force measurement and position control industries.  Nobel Electronics
Committees                                  merged with Pharos AB, a company traded on the Stockholm Stock Exchange, of which Mr. Karlson became President and Chief Executive Officer.  As a result of certain consolidation transactions, Mr. Karlson became
                                            Chairman and a director of Spectra AB in 1990, whose business focused on niche oriented, high technology companies specializing in lasers, opto-electronic instruments and microwave transmission.  Aggregate sales for the Spectra-Physics AB group of companies exceeded $685 million in
                                            1990.  Prior to forming Nobel Electronics, Mr. Karlson held various positions with Fisher & Porter Company commencing in 1965 and was appointed President in 1981. Mr. Karlson received a Master degree in
                                            Business Administration from the Wharton School at the University of
                                            Pennsylvania.  Mr. Karlson is also a director of CDI Corp., a New York
                                            Stock Exchange listed professional services and outsourcing company.

Gerald D. Posner                            Mr. Posner has served as a director, and as President of our company
54 years old                                since May 1999.  He is the former President and a major shareholder of
Director since 1999                         Electronic Measurements, Inc., a New Jersey based manufacturer of power
President and Chief Executive Officer       supplies. Under Mr. Posner's leadership, a successful LBO creating
of the Company                              significant investor appreciation was completed in 1998, resulting in the sale of Electronic Measurements, Inc to Siebe, plc. Prior to his
                                            involvement at Electronic Measurements, Mr. Posner was President of
                                            Eurotherm plc's temperature instrumentation subsidiary in the U.S.  Mr.
                                            Posner holds a B.S.E.E. degree from Cooper Union and a Master degree in
                                            Business Administration from Clark University.

Dennis L. Stoneman                          Mr. Stoneman joined us as a director and as a Vice President in May
69 years old                                1999.  He spent the 14 year period prior to joining us working in
Director since 1999                         various capacities for several U.S. and overseas subsidiaries of
Executive Vice President of                 Eurotherm plc. Between 1996 until his retirement at the end of 1998, Mr.
the Company                                 Stoneman served as Eurotherm's Director of Business Development, primarily concerning himself with the acquisition of companies in the field of instrumentation, controls, solid state relays, AC and DC variable speed motor controls. Between 1993 and 1996, Mr. Stoneman was
                                            President of Eurotherm Instrumentation and Controls world-wide where he was in charge of five manufacturing, three research and development, and seven sales operations generating $125 million annually.

Keikhosrow Irani                            Mr. Irani is one of our co-founders and has served as one of our
66 years old                                directors since we were organized in 1969.  On August 31, 1995 he became
Director since 1969                         President and Chief Executive Officer.  On May 17, 1999 he vacated his
Chief Technical Officer of the Company      position as President, and became Chief Technical Officer.  Mr. Irani holds the degree of Master of Science in Electrical Engineering from the University of Missouri and is listed as inventor on patents in infrared thermometery.

William J. Eckenrode                        Mr. Eckenrode retired in 1998 as Vice President of Finance and
67 years old                                Administration of Berwind Group, a position he held during the 16 year
Director since 2000                         period that preceded his retirement.  Berwind Group is a privately owned investment management company with revenues in excess of one billion
Chairman of the Audit                       dollars.  It operates businesses in the industrial, pharmaceutical and
Committee                                   real estate sectors.  Prior to joining Berwind, Mr. Eckenrode held various management positions with Allis Chalmers Manufacturing Company,
                                            U. S. Steel Corp, United Aircraft Corp, SPS Technologies Inc., ITE
                                            Imperial Corp., and the Fisher and Porter Company.  Mr. Eckenrode holds a Bachelor of Science degree in Economics from Villanova University.

Henry M. Rowan                              Mr. Rowan founded (1954) and is currently the President of Inductotherm
78 years old                                Industries, located in Rancocas, New Jersey.  Inductotherm is a leader
Director since 2000                         in the design and manufacture of equipment for induction melting, heat
President of Inductotherm                   treating and welding and is comprised of 100 companies pursuing 50
Industries                                  different technologies with customers in 83 countries. Mr. Rowan holds a
                                            Bachelor of Science degree in Electrical Engineering from the
Chairman of the Compensation Committee      Massachusetts Institute of Technology.

Paul A. Kohmescher                          Mr. Kohmescher joined us as our Chief Financial Officer in January
51 years old                                2001.  During the two year period which preceded his employment by us,
Vice President and Chief                    he served as Controller of Area Lighting Research, Inc., a subsidiary of
Financial Officer                           Tyco International.  During 1997 - 1999, Mr. Kohmescher served as
                                            Controller, Corporate Secretary and, in 1999, Chief Financial Officer,
                                            of Computer Power, Inc., a manufacturer of energy efficient lighting, emergency lighting and power protection systems. Between 1992 and 1997, he was the Executive Director of the National Kitchen and Bath
                                            Association, an international trade association which has over 6,500 members.  Mr. Kohmescher holds a B.S. Business degree with an Accounting
                                            Major from Indiana University, and an M.B.A. degree from DeSales
                                            University.

Family Relationships; Involvement in Certain Legal Proceedings

      There are no family relationships among any of our directors or executive officers. Based upon information submitted by our directors and officers, none of them is involved in, or has been involved in, any legal proceeding during the past five years that is material to an evaluation of his ability or integrity.

Audit Committee Financial Expert

      Our Board has determined that William J. Eckenrode, the Chairman of our Audit Committee, is an Audit Committee Financial Expert, as that term is defined under applicable SEC regulations. Mr. Eckenrode is also considered to be independent, as that term is defined under applicable SEC regulations.

Compensation of Directors

      We have not paid and do not presently propose to pay cash compensation to any director for acting in such capacity, except for reimbursement for reasonable expenses in attending Board and Board Committee meetings.

      We grant stock options under our Amended and Restated Omnibus Incentive Stock Ownership Plan to non-employee directors. We did not grant any options to any of our directors during fiscal 2002. See "Executive Compensation - Stock Option Plans"

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL HOLDERS AND MANAGEMENT

      Set forth below is information concerning the common stock ownership as of December 29, 2003 by (i) each person who we know owns beneficially 5% or more of our outstanding common stock, (ii) each director, and (iii) all of our directors and officers as a group:

                                         Amount and Nature       Percentage of
 Name and Address of                       of Beneficial          Outstanding
 Beneficial Owner (1)                      Ownership (1)        Shares Owned (2)
---------------------                      -------------        ----------------
Steven N. Bronson (3)                          642,424  (4)           12.2%

Keikhosrow Irani                               580,984                11.0%

Karen Beck (5)                                 510,000                 9.7%

Gerald D. Posner                               579,761  (6)           10.7%

Dennis Stoneman                                384,095  (7)            7.3%

Lawrence C. Karlson (8)                        174,500  (9)            3.3%

William J. Eckenrode (10)                       55,000  (11)           1.0%

Henry M. Rowan (12)                             25,000  (11)            --

Paul A. Kohmescher                              15,000  (13)            --

All Officers and Directors as a Group
(7 persons)                                  1,814,340  (14)          32.8%

---------------

--    indicates ownership of less than 1%

(1) All shares are owned beneficially and of record unless indicated otherwise. Unless otherwise noted, the address of each shareholder is c/o the company, 16 Thornton Road, Oakland, New Jersey.

(2)   Based upon 5,259,628 shares issued and outstanding.

(3)   Mr. Bronson's address is 10 South Street, Suite 202, Ridgefield, CT.

(4) Includes 250,000 shares of common stock being registered for sale pursuant to the registration statement that includes this prospectus.

(5)   Ms. Beck's address is Urbanstrasse 41, D-14165 Berlin, Germany

(6) Includes 171,428 shares of common stock issuable pursuant to options which may be exercised within 60 days of the date of this prospectus. See "Employment Contracts, Termination Of Employment And Change In Control Arrangements."

(7) Includes 46,000 shares jointly owned by Mr. Stoneman and his wife, Eileen, as to which they share all voting and dispositive powers. Does not include 6,000 shares as to which Eileen Stoneman claims sole voting and dispositive powers, 5,000 shares as to which Mr. Stoneman's son, Drew Stoneman, and his wife, Lori Marino, claim shared voting and dispositive powers, 15,000 shares as to which Mr. Stoneman's son, Dennis Stoneman, Jr., and his wife, Sandra, claim shared voting and dispositive powers and 3,000 shares as to which Mr. Stoneman's mother in law, Millie Merolla, claims sole voting and dispositive powers.

(8) Mr. Karlson's address is 2401 Casas de Marbella Drive, Palm Beach Gardens, Florida.

(9) Includes 35,000 shares of common stock issuable pursuant to options which may be exercised within 60 days of the date of this prospectus. See, "Executive Compensation -- Compensation of Directors."

(10)  Mr. Eckenrode's address is 575 Gramercy Lane, Downington, Pennsylvania.

(11) Includes 25,000 shares of common stock issuable pursuant to options which may be exercised within 60 days of the date of this prospectus. See, "Executive Compensation -- Compensation of Directors."

(12)  Mr. Rowan's address is 10 Indel Avenue, Rancocas, New Jersey.

(13) Includes 10,000 shares of common stock issuable pursuant to an option which may be exercised within 60 days of the date of this prospectus.

(14) Includes the shares issuable within 60 days of this prospectus upon exercise of the options held by Messrs. Posner, Eckenrode, Karlson, Rowan and Kohmescher.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding the compensation we paid during each of our last three fiscal years to our Chief Executive Officer and to each of our other executive officers who received salary and bonus payments in excess of $100,000 during those years (collectively, the "Named Executives"). We did not pay any compensation that would qualify as payouts pursuant to long-term incentive plans ("LTIP Payouts"), or "All Other Compensation" and we did not issue any SARs during that period of time.

Summary Compensation Table


                                                                                                  Long Term
                                                                                                Compensation
                                                         Annual Compensation                        Awards
                                           --------------------------------------------    -------------------------
                                                                                           Restricted    Securities
      Name and Principal                                                  Other Annual        Stock      Underlying
         Position                 Year     Salary ($)     Bonus ($)    Compensation ($)     Awards($)    Options (#)
-------------------------         ----     ----------     ---------    ----------------    ----------    -----------
Gerald D. Posner, CEO             2002      $208,000         (1)                                             (2)
Gerald D. Posner, CEO             2001      $208,000                                                         (2)
Gerald D. Posner, CEO             2000      $200,000                                                         (2)
Keikhosrow Irani, CTO             2002      $150,000                      $11,000  (3)
Keikhosrow Irani, CTO             2001      $148,462                      $11,000  (3)
Keikhosrow Irani, CTO             2000      $139,167                      $11,000  (3)
Dennis Stoneman, VP               2002      $120,000                       $6,000  (4)                       (2)
Dennis Stoneman, VP               2001      $120,000                       $6,000  (4)                       (2)
Dennis Stoneman, VP               2000      $103,846                       $6,000  (4)                       (2)
Paul A. Kohmescher, CFO           2002       $93,040        $8,617         $5,000  (5)

-----------------

(1) Does not include a $10,000 cash bonus awarded in fiscal 2003 with regard to fiscal 2002. The bonus will be recorded as compensation income paid to the Executive in the current fiscal year.



(2) Does not include 128,571 shares of common stock issuable pursuant to options granted pursuant to this executive's employment agreement. See "Employment Contracts, Termination Of Employment And Change In Control Arrangements."

(3) Mr. Irani has Company paid life insurance and incidental personal use of a Company-leased automobile. See, "Certain Relationships and Related Transactions."

(4)   Mr. Stoneman receives a car allowance.

(5) Mr. Kohmescher receives a car allowance and is entitled to 4,000 non-performance based options per year.

Option/SAR Grants in Last Fiscal Year

      The Company did not grant any options or SARs to any of the Named Executive Officers during the fiscal year ended October 31, 2002.

Aggregated Option/SAR Exercises in Last
Fiscal Year and Fiscal Year-End Option/SAR Values

      None of the Named Executive Officers exercised any options during the fiscal year ended October 31, 2002.

Employment Contracts, Termination of
Employment and Change in Control Arrangements

      In December 1996, Keikhosrow Irani, who was then our President, entered into a five-year employment agreement with us. Pursuant to this agreement, Mr. Irani received base compensation of $130,000 in 1998 and $135,000 in 1999. In accordance with that agreement he also received base salaries of $140,000 in 2000 and $150,000 in 2001. Mr. Irani exercised a two-year renewal option contained in that agreement. He is entitled to receive a base salary of $150,000 during each of those two-year periods. The agreement also provides Mr. Irani with use of an automobile and for disability income equal to his base salary for up to six months of disability. In the event of disability lasting beyond six months or in the event of death of Mr. Irani, the agreement requires a payment of 50% of the total amount of his last three years' salary over a term of three years. The agreement also obligates us to provide disability and life insurance to Mr. Irani.

      In May 1999, Gerald D. Posner and Dennis Stoneman, our President and Executive Vice President, respectively, entered into four year employment agreements with us which provide for the payment of annual salaries of $200,000 and $100,000, respectively, subject to such merit increases and bonus awards, in each case, as our Board, or the Board's Compensation Committee, shall determine to grant. In accordance with those agreements, each of Messrs. Posner and Stoneman was granted options under the Plan to purchase 171,428 shares of common stock at an exercise price of $1.00 per share. Those options became fully vested on May 15, 2003. The employment agreements have been amended so that they will continue in effect until May 16, 2005 without any change in the compensation provisions of those agreements.

Stock Option Plans

      Under our Amended and Restated Omnibus Stock Incentive Plan (the "Plan"), up to 978,000 shares of common stock may be issued pursuant to grants and awards authorized by the Compensation Committee of the Board.

      The Compensation Committee is authorized to make grants or awards of:


      o incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") and options not meeting such requirements ("nonqualified options") which entitle participants in the Plan to purchase shares of our common stock at exercise prices to be determined by the Compensation Committee, subject to the conditions that

            o the exercise price of nonqualified options can not be less than 85% of the fair market value of the common stock on the date of grant,

            o the exercise price of incentive stock options can not be less than 100% of the fair market value of the common stock on the date of grant and

            o the exercise price of any option granted to a person owning more than 10% of our outstanding common stock can not be less than 110% of the fair market value of the common stock on the date of grant;

      o stock appreciation rights or SARs or limited stock appreciation rights, the latter of which will only be exercisable upon or in respect of a change in control or any other specified event;

      o restricted shares of common stock, subject to such vesting conditions and other restrictions regarding forfeiture as the Compensation Committee may specify at the time of the award;

      o performance shares based upon such factors as the Committee deems relevant in light of the specific type and terms of the award

      o stock bonuses to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee; and

      o     Cash bonuses.


      Any of our officers, whether or not a director, any of our employees, an employee of any of our subsidiaries, any non-employee director, and any individual consultant or advisor or agent who renders or has rendered bona fide services to us or any or our subsidiaries (subject to certain restrictions), may receive grants and awards under the Plan.

      In order to provide a mechanism for administering the Plan under circumstances where a vote in favor of a particular grant or award by one or more members of the Compensation Committee might pose a conflict of interest, the Board of Directors also has authority to administer the Plan in the same manner as, and with the same rights and powers possessed by, the Compensation Committee.

      During the four year history of the Plan, only grants of nonqualified options have been awarded by the Compensation Committee. At this point, those grants will result in the issuance of 497,856 shares if all of those options are exercised.

Securities Authorized for Issuance Under Equity Compensation Plans

                                Number of securities to be
                                  issued upon exercise of      Weighted average exercise      Number of securities
                                   outstanding options,           price of outstanding       remaining available for
        Plan Category               warrants and rights       options, warrants and rights       future issuance
        -------------               -------------------       ----------------------------       ---------------
Equity compensation plans
approved by security holders               687,856                         $1.165                       480,144

Equity compensation plans
not approved by security
holders                                          0                            N/A                           N/A

Totals                                     687,856                         $1.165                       480,144

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On November 27, 2002, we borrowed the principal amount of $250,000 from each of Gerald D. Posner, our President and a Director, and Dennis L. Stoneman, our Executive Vice President and a director. The proceeds of those loans were employed in connection our acquisition of the IMPAC companies. We borrowed those funds pursuant to the terms of identical capital appreciation notes that provide for no payments of any kind during the term of five years and a semi-annually compounded yield of 9%. Payment of these obligations is not secured by any of our assets. Messrs. Posner and Stoneman have subordinated their entitlements to payment under the capital appreciation notes to the entitlements of Fleet National Bank to repayment of the amount we borrowed from them in connection with the IMPAC companies acquisition. Our Board (other than Messrs. Posner and Stoneman) approved the terms of the capital appreciation notes after reaching a determination that those terms were competitive with the terms that we would have to accept from an unrelated third party lender, based upon the risks involved and the fact that no principal or interest was required to be paid until maturity.

      On May 3, 1999, we entered into a three-year financial consulting services agreement with Catalyst, a licensed brokerage and investment banking firm solely owned and controlled by Steven N. Bronson. At that time, Mr. Bronson was the Chairman of our Board and our Chief Executive Officer. Catalyst's basic compensation under this agreement included a payment of $5,000 per month during the term of the agreement and a five year warrant entitling it to purchase 100,000 shares of common stock at an exercise price of $1.00 per share. Catalyst exercised that warrant in May, 2003. The shares that we issued to Catalyst when it did so are being registered for sale pursuant to the registration statement that includes this prospectus. See "Securities Offered, the Selling Shareholders and the Plan of Distribution;" "Security Ownership of Certain Beneficial Holders and Management" and "Certain Relationships and Related Transactions." The agreement also provided that, in the event that we effectuated, as a result of any introduction made by Catalyst, a merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction (in each case, an "M&A Transaction") during the term of the agreement, and during the one year period following the end of such term, Catalyst would be entitled to receive a finder's fee based upon a sliding scale ranging from 5% of the first $5,000,000 of consideration to 1% of any consideration in excess of $20,000,000. That agreement also provided that, if Catalyst rendered consulting services on an M&A Transaction, which did not result from an introduction made by it, Catalyst would be entitled to receive a finder's fee based upon a sliding scale ranging from 2.5% of the first $5,000,000 of consideration to .5% of any consideration in excess of $20,000,000. In May 2003, Catalyst commenced litigation proceedings against us seeking damages based upon allegations that it was entitled to be paid a finder's fee regarding our acquisition of the IMPAC companies. See "Legal Proceedings." During fiscal 2001, we paid fees aggregating $60,000 to Catalyst under the consulting agreement. During fiscal 2002, we paid $30,000 to Catalyst before the agreement expired.

      For many years, we purchased certain of the products we sell from Chori Co., Ltd. and one of its US affiliates. Prior to March 27, 2003, Chori was an owner of 350,000 shares (more than 5%) of our common stock. On that date, Chori sold all of those shares at a price of $1.70 per share to Gerald D. Posner, our President and Chief Executive Officer (75,000 shares), Dennis L. Stoneman and various members of his family (75,000 shares), Lawrence C. Karlson, the Chairman of our Board (72,500 shares), Hermann Schlosser, one of our consultants (72,500 shares), William J. Eckenrode, one of our Directors (25,000 shares), Earnest M. Emery, one of our consultants (25,000 shares) and Paul A. Kohmescher, our Vice President and Chief Financial Officer (5,000 shares). During fiscal 2001 and 2002, we purchased approximately $1,920,000 and $2,399,924, respectively, of products from or through Chori. During those same two fiscal years, we paid Chori and its US affiliate approximately $68,000 and $127,000, respectively, representing commissions paid at the rate of 5% of sales to those companies in their respective capacities as international sales representatives for all of our products. Our agreement regarding the payment of commissions to Chori and its US affiliate has ended. We do not anticipate paying them any commissions in the future.

      Since August 1992, we have provided $500,000 of life insurance for Mr. Irani.

                                OUR CAPITAL STOCK

      We are authorized under our certificate of incorporation to issue an aggregate of 15,001,000 shares. 15,000,000 of those shares are common shares having a par value of $.003 per share. The remaining 1,000 shares are convertible preferred shares having a par value of $.01 per share. There are presently 5,259,628 shares of common stock outstanding. We do not have any shares of convertible preferred stock outstanding.

Common Stock

      Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. All of our directors are elected annually by a plurality of the votes cast. Common shareholders are entitled to receive such dividends out of funds or assets legally available for distribution as, from time to time, the Board may declare. Upon liquidation, holders of our common stock are entitled to distribution of any assets remaining after payment of all sums due to our creditors and payment of the liquidation preferences of any outstanding shares of preferred stock. Our common stock does not confer any preemptive rights upon our common shareholders and it is not subject to any rights of conversion or redemption.

Preferred Stock

      Subject to the provisions of the New Jersey Business Corporation Act, holders of the convertible preferred stock did not possess any voting rights, they were not entitled to receive any dividends and in the event of a liquidation of the company, they would share ratably with the holders of the common stock on all distributions.

      The holders of convertible preferred stock had the option to convert each of those shares into 750 shares of common stock, but only if our annual net income before the provision for income taxes and exclusive of any extraordinary earnings met certain minimum thresholds.

      Under an amendment to our certificate of incorporation that became effective in October 1989, we were required to redeem, at par value, any shares of convertible preferred stock outstanding on March 31, 1991. Therefore, even though we are authorized to issue up to 1,000 shares of convertible preferred stock, we can not do so unless another amendment to our certificate of incorporation effecting a change in that mandatory redemption provision is authorized by our shareholders. We do not intend for the foreseeable future to seek such an amendment.

Transfer Agent

      The transfer agent of our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Nasdaq SmallCap Market Listing

      Our common stock is listed on the Nasdaq Stock Market's SmallCap Market under the symbol "MIKR."

                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS


      The following table sets forth the range of high and low closing bid prices for our common stock as reported by the SmallCap Market for the last two fiscal years and through December 29, 2003 of the first quarter of fiscal 2004. These quotations represent inter-dealer prices, without adjustment for retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions:

Fiscal Years
                                                    Low          High
                                                    ---          ----
2004:

First Quarter
(through December 29, 2004                         $5.46         $7.40

2003:

First Quarter                                      $2.01         $3.45
Second Quarter                                     $1.80         $2.87
Third Quarter                                      $3.20         $5.00
Fourth Quarter                                     $3.89         $7.45

2002:

First Quarter                                      $2.35         $3.97
Second Quarter                                     $2.65         $3.96
Third Quarter                                      $2.42         $3.03
Fourth Quarter                                     $1.55         $2.50

2001:

First Quarter                                      $1.16         $2.25
Second Quarter                                     $1.03         $1.75
Third Quarter                                      $1.20         $2.82
Fourth Quarter                                     $1.96         $2.99

      On December 29, 2003, each of the high and low price quotations for our common stock was $5.72 and $5.51. We believe that our common stock is held of record by approximately 100 persons, including several brokerage firms holding shares in street name for more than 400 beneficial owners.


Dividend Policy

      We have never paid or declared any cash or other dividends on our common stock. We have no current plans to pay common stock dividends. We intend to retain earnings, if any, for working capital purposes. Any future determination as to the payment of dividends will depend upon our results of operations, and on our capital requirements financial condition and other relevant factors which may be in effect at that time.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our certificate of incorporation provides that we will undertake to indemnify our officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and in a manner the reasonably believed to be in or not opposed to our best interests. We also have entered into agreements with each of our directors and executive officers that, in addition to providing for their indemnification, also obligates us to pay their reasonable expenses, which include attorneys' fees, incurred by them in connection with the defense of proceedings for which indemnification may be available to them. We also maintain a $1,000,000 liability insurance policy which indemnifies our directors and officers against various claims that may be made against them in their capacities as directors and officers, subject to certain limitations and exclusions. Any obligations that we have under the indemnification agreements that we have entered into with our directors and officers will be reduced by any amounts paid to or for them under that policy of insurance.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the provisions of our certificate of incorporation and the indemnification agreements discussed in the previous paragraph, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      Arent Fox Kintner Plotkin & Kahn, PLLC, New York, New York, will pass on the validity of our securities being registered.

                                     EXPERTS

      Arthur Andersen LLP, our former independent auditors, audited our consolidated financial statements for the fiscal year ended October 31, 2001, as set forth in their report. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on Arthur Andersen LLP's report, given on their authority as experts in accounting and auditing. Arthur Andersen LLP has not consented to the inclusion of their report or to be named as an expert in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933. Inasmuch as Arthur Andersen LLP has not consented to the inclusion of their report or to be named as an expert in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11(a) of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP or in any financial data or information derived from such financial statements or for any omissions to state a material fact required to be stated therein.

      The fiscal 2002 Consolidated Financial Statements of Mikron Infrared, Inc. included in the registration statement of which this prospectus forms a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      The Combined Financial Statements of IMPAC Electronic GmbH included in the registration statement of which this prospectus forms a part have been audited by BDO International GmbH, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

      We file annual and quarterly reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we have filed with the SEC in its public reference room at 450 Fifth Street N.W. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-432-0330. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding companies, including those that we file electronically with the SEC.

            We also furnish Annual Reports to our shareholders that contain audited financial information.

            This prospectus is part of a registration statement we have filed with the SEC relating to an offer of our common stock by the selling shareholders described in this prospectus. As permitted by the SEC rules, this prospectus does not contain all of the information contained in that registration statement, or the exhibits and schedules that accompanied our filing of the registration statement with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our common stock. The registration statement, exhibits, and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the Internet.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date set forth on the front cover of this prospectus.

      If you have questions or require additional information concerning our common stock, please contact the following person at the address and telephone number stated below:

         Paul A. Kohmescher, Vice President and Chief Financial Officer Mikron Infrared, Inc.
         16 Thornton Road
         Oakland, New Jersey  07453
         Telephone No. (201) 405-0900
         Facsimile No. (201) 405-0090
         E-Mail: kohmescher@mikroninfrared.com

                              MIKRON INFRARED, INC.

                              FINANCIAL STATEMENTS

                                      INDEX

                                                                     Page
                                                                     Number
                                                                     ------

Report of Independent Accountants-October 31, 2002                    F - 3

Report of Independent Accountants-October 31, 2001                    F - 4

Consolidated Balance Sheet as of October 31, 2002                     F - 5

Consolidated Statements of Operations for the years ended
October 31, 2002 and 2001                                             F - 6

Consolidated Statements of Shareholders' Equity for the years
ended October 31, 2002 and 2001                                       F - 7

Consolidated Statements of Cash Flows for the years ended
October 31, 2002 and 2001                                             F - 8

Notes to Consolidated Financial Statements for the years ended
October 31, 2002 and 2001                                             F - 9

Consolidated Balance Sheet - July 31, 2003 - Unaudited               F - 21

Consolidated Statements of Operations - Nine
months ended July 31, 2003 and 2002 - Unaudited                      F - 22

Consolidated Statements of Comprehensive Income - Nine
months ended April 30, 2003 and 2002 - Unaudited                     F - 22

Consolidated Statement of Cash Flows - Nine months ended April 30,
2003 and 2002 - Unaudited                                            F - 23

Notes to Consolidated Financial Statements - Unaudited               F - 25

Report of Independent Auditors-February 28, 2002 and 2001            F - 34

Combined Balance Sheet as of February 28, 2002 and 2001              F - 35

Combined Statements of Operations for the years ended
February 28, 2002 and 2001                                           F - 36

Combined Statements of Shareholders' Equity for the years
ended February 28, 2002 and 2001                                     F - 37

Combined Statements of Cash Flows for the years ended
February 28, 2002 and 2001                                           F - 38

Notes to Combined Financial Statements for the years ended
February 28, 2002 and 2001                                           F - 39

Combined Balance Sheets as of August 31, 2002 and 2001 (unaudited)   F - 48

Combined Statements of Operations for the six month periods ended
August 31, 2002 and August 31, 2001 (unaudited)                      F - 49

Combined Statements of Cash Flows for the six month periods ended
August 31, 2002 and 2001 (unaudited)                                 F - 50

Notes to Unaudited Combined Financial  Statements for the periods
ended August 31, 2002 and 2001                                       F - 51

Report of independent certified public accountants

To Mikron Infrared, Inc.:

We have audited the accompanying consolidated balance sheet of Mikron Infrared, Inc. and Subsidiary as of October 31, 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Mikron Infrared, Inc., formerly Mikron Instrument Company, Inc., as of October 31, 2001, and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated December 12, 2001.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mikron Infrared, Inc. and Subsidiary as of October 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                                BDO Seidman, LLP

Woodbridge, New Jersey
December 12, 2002

This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with the filing on Form 10-KSB by Mikron Infrared Inc. for the fiscal year ended October 31, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with the filing of this prospectus. The consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended October 31, 2000 and the consolidated balance sheet as of October 31, 2001 referred to in this report have not been included in the accompanying financial statements.

Report of independent public accountants

To Mikron Instrument Company, Inc.:

We have audited the accompanying consolidated balance sheet of Mikron Instrument Company, Inc. and Subsidiary as of October 31, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal years ended October 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mikron Instrument Company, Inc. and Subsidiary as of October 31, 2001, and the results of their operations and their cash flows for the fiscal years ended October 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.

As explained in Note 1 to the consolidated financial statements, effective November 1, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133.


                                                         Arthur Andersen LLP

Philadelphia, Pennsylvania
December 12, 2001

                      Mikron Infrared, Inc. and Subsidiary

                           Consolidated balance sheet

                             As of October 31, 2002

                                                                         2002
                                                                      ----------
                                    Assets
 Current assets:
    Cash and cash equivalents                                         $  364,559
    Accounts receivable, less allowance for doubtful
    accounts of $49,121                                                1,823,552
    Inventories                                                        3,698,611
    Deferred tax asset                                                   385,671
    Prepaid expenses and other current assets                             89,538
                                                                      ----------
 Total current assets                                                  6,361,931
 Property and equipment, net of accumulated depreciation of
 $1,183,116                                                              334,598
 Goodwill, net of accumulated amortization of  $124,247                  615,634
 Other assets                                                            207,412
                                                                      ----------
 Total                                                                $7,519,575
                                                                      ==========

             Liabilities and shareholders' equity

 Current liabilities:
    Accounts payable                                                  $1,047,477
    Accrued liabilities                                                  495,415
                                                                      ----------
 Total current liabilities                                             1,542,892
 Commitments and contingencies
 Shareholders' equity:
    Common stock, $.003 par value; 15,000,000 shares
    authorized, 4,288,200 shares issued and outstanding                   12,865
    Additional paid-in capital                                         4,342,682
    Retained earnings                                                  1,621,136
                                                                      ----------
 Total shareholders' equity                                            5,976,683
                                                                      ----------
 Total                                                                $7,519,575
                                                                      ==========

                      Mikron Infrared, Inc. and Subsidiary

                      Consolidated statements of operations

                  For the years ended October 31, 2002 and 2001

                                                       2002             2001
                                                  ------------     ------------
Revenues:
   Net sales                                      $ 12,797,190     $ 15,125,260
   Royalties                                            96,823          190,308
                                                  ------------     ------------
Total revenues                                      12,894,013       15,315,568
                                                  ------------     ------------
Costs and expenses:
   Cost of goods sold                                7,052,572        7,712,658
   Selling, general and administrative               4,117,377        4,950,351
   Research, development and engineering               982,530        1,221,764
                                                  ------------     ------------
Total costs and expenses                            12,152,479       13,884,773
                                                  ------------     ------------
Income from operations                                 741,534        1,430,795
Other income (expense):
   Interest expense                                    (23,433)         (62,184)
   Other (expense) income, net                         (43,934)         (41,951)
                                                  ------------     ------------
Net income before income taxes                         674,167        1,326,660
    Income tax provision                              (239,778)        (390,427)
                                                  ------------     ------------
Net income                                        $    434,389     $    936,233
                                                  ============     ============
Net income per share-basic                        $       0.10     $       0.22
                                                  ============     ============
Weighted average number of shares-basic              4,288,200        4,288,200
                                                  ============     ============
Net income per share-diluted                      $       0.09     $       0.21
                                                  ============     ============
Weighted average number of shares-diluted            4,587,308        4,467,080
                                                  ============     ============

                      Mikron Infrared, Inc. and Subsidiary

                 Consolidated statements of shareholders' equity

                  For the years ended October 31, 2002 and 2001

                                                                                            Accumulated
                                           Common stock          Additional                    other          Total
                                     -------------------------     paid-in      Retained    comprehensive  shareholders'
                                       Shares        Amount        capital      earnings       (loss)         equity
                                     -----------   -----------   -----------   -----------  -------------  -------------
Balance, November 1, 2000              4,288,200   $    12,865   $ 4,293,575       250,514            --    $ 4,556,954

   Compensation expense for
   employee stock options                     --            --        11,339                          --         11,339

   Compensation expense for
   warrants                                   --            --        26,851            --            --         26,851

   Other compensation income:

      Net Income                              --            --            --       936,233            --        936,233

   Net loss on derivative
   instruments                                --            --            --            --        (4,141)        (4,141)

   Cumulative effect of
   Change in accounting
   principle-SFAS No. 133                     --            --            --            --        (4,100)        (4,100)

   Reclassification of net
   loss on derivative
   instruments                                --            --            --            --         4,100          4,100
                                                                                                            -----------
Other comprehensive
    income                                    --            --            --            --            --        932,092
                                     -----------   -----------   -----------   -----------   -----------    -----------
Balance, October 31, 2001              4,288,200        12,865     4,331,765     1,186,747        (4,141)     5,527,236

   Compensation expense for
   employee stock options                     --            --        10,917            --            --         10,917

   Other comprehensive income:

      Net Income                              --            --            --       434,389            --        434,389

      Reclassification of net loss
      on derivative instrument                --            --            --                       4,141          4,141
                                                                                                            -----------
   Other comprehensive
   income                                     --            --            --            --            --        438,530
                                     -----------   -----------   -----------   -----------   -----------    -----------
Balance, October 31, 2002              4,288,200   $    12,865   $ 4,342,682   $ 1,621,136   $        --    $ 5,976,683
                                     ===========   ===========   ===========   ===========   ===========    ===========

                 Mikron Instrument Company, Inc. and Subsidiary

                      Consolidated statements of cash flows

                  For the years ended October 31, 2002 and 2001

                                                            2002         2001
                                                         ---------    ---------
Cash flows from operating activities:
   Net income                                            $ 434,389    $ 981,583
   Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
     Depreciation                                          138,863      122,394
     Amortization                                           67,971       71,280
     Stock compensation expense                             10,917       11,339
     Deferred income tax benefit                            41,215     (237,856)
   Changes in assets and liabilities, net of effect of
    acquisition-
     (Increase) decrease in accounts receivable            566,579     (813,889)
     (Increase) decrease in inventories                    224,301     (609,780)
     (Increase) decrease in prepaid and other current
     assets                                                  1,114      (67,605)
     (Increase) decrease in other assets                  (122,068)      68,024
   Increase (decrease) in accounts payable and
     accrued liabilities                                  (707,683)     657,403
                                                         ---------    ---------
Net cash provided by operating activities                  655,898      182,893
                                                         ---------    ---------
Cash flows from investing activities:
   Purchase of property and equipment                      (51,384)    (257,499)
Cash flows from financing activities:
   Repayment of state loan                                 (82,662)          --
   Repayment of debt                                      (527,780)    (333,333)
   Repayments of capital lease                                  --         (714)
                                                         ---------    ---------
Net cash (used in) provided by financing activities       (610,442)    (334,047)
                                                         ---------    ---------
Net decrease in cash and cash equivalents                   (5,928)    (408,653)
Cash and cash equivalents, beginning of year               370,487      779,140
                                                         ---------    ---------
Cash and cash equivalents, end of year                   $ 364,559    $ 370,487
                                                         =========    =========
Supplemental disclosure of cash flow information:

   Cash paid for interest                                $  38,089    $  63,163
                                                         =========    =========
   Cash paid for income taxes                            $ 785,680    $ 216,500
                                                         =========    =========

                 Mikron Instrument Company, Inc. and Subsidiary

                   Notes to consolidated financial statements

                  For the years ended October 31, 2002 and 2001

Mikron Instrument Company, Inc. (Mikron or the Company), a New Jersey corporation organized in 1969, together with its wholly-owned subsidiary, develops, manufactures, markets and services equipment and instruments for non-contact temperature measurement. The Company's products are typically used to measure the temperature of moving objects, or stationary objects in environments or situations where contact temperature measurement would be difficult, hazardous or impracticable, and wherever rapid temperature changes must be accurately tracked instantaneously. The predominant market for the Company's hand-held infrared thermometers is industrial quality control applications and maintenance. The Company also markets its products to laboratories and original equipment manufacturers, both domestic and foreign, where "fixed" infrared thermometers are incorporated as integral components of production equipment.

The Company also manufactures high resolution thermal imaging products under the name of Pyrovision (R), and manufactures and/or markets calibration sources and a variety of accessories and optional equipment for its infrared thermometers.

The Company qualifies as a small business issuer and is subject to the SB rules for reporting purposes to the Securities and Exchange Commission.

1. Summary of significant accounting policies:

Principles of consolidation

The consolidated financial statements include the operations of the Company and its wholly-owned subsidiary. All significant inter-company transactions and account balances have been eliminated.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity date of three months or less when purchased to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (average cost method) or market.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed principally using straight-line depreciation over the estimated useful lives of individual assets or the remaining terms of leases. Machinery and equipment are depreciated over a period of three to five years, furniture and fixtures range from three to five years and leasehold improvements are depreciated over the term of the lease. Maintenance, repairs and minor renewals are charged to earnings when they are incurred. Upon disposition of an asset, any gain or loss is reflected in current earnings.

Goodwill and other long-term assets

Goodwill represents the excess of the purchase price over the estimated fair values of the assets acquired. Goodwill, which relates to the acquisitions of E Square Technology Corporation and certain assets of Texas Infrared, Inc. (see
Note 4), is being amortized on a straight-line basis over 15 years.

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amount may not be recoverable. At October 31, 2002, the Company believes that there has been no impairment of its long-lived assets.

Income Taxes

The Company uses the liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" (SFAS 109). Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit.

Revenues

The Company sells its products to independent representatives and directly to third party end-users. Revenue on the sale of product is recognized at the time of shipment when title to the product passes to the independent representative or third part end-user. Royalties are recorded as earned, in accordance with specific terms of each license agreement.

Research and development costs

Research and development costs are expensed as incurred.

Earnings per share

Net income or loss per common share is computed in accordance with the provisions of SFAS No. 128 "Earnings per Share." Basic income or loss per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the amount that would have resulted if potential common stock equivalents, such as options and warrants, had been converted to common stock, as prescribed by SFAS No. 128, unless the conversion would be anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of risk

The Company purchased 47% of its inventory from a single supplier in 2002, which is also a shareholder of the Company (see Note 13).

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents and trade receivables approximate fair value based on the short-term maturity of these instruments.

Stock-based compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes compensation expense over the vesting period on options (see Note 8).

In 1996, SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) became effective for the Company. SFAS 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application (see Note 8).

Comprehensive income

SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130), establishes standards for reporting and displaying comprehensive income, comprising net income and other non-owner changes in equity, in the financial statements. Comprehensive income comprises net income and other comprehensive income (loss). Other comprehensive income (loss) principally results from gains and losses on derivative instruments qualifying as cash flow hedges.

Segment information

SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" (SFAS 131), defines operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Based on the way it organizes its business for making operating decisions and assessing performance, the Company has determined that it has a single reportable operating segment. In 2002 and 2001, 22% and 31%, respectively of net sales were generated from international sales.

Derivatives

Effective November 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS 133) and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133". SFAS 133 requires the transition adjustment resulting from adopting these statements to be reported in net income or other comprehensive income, as appropriate, as a cumulative effect of a change in accounting principle.

There was no transition adjustment impact on earnings as a result of adopting these statements. The transition adjustment, net of the tax effect recorded, in accumulated other comprehensive income as a result of recognizing all derivatives that are designated as cash flow hedging instruments at fair value, amounted to a gain of $4,100.

The Company recognizes all derivatives on the balance sheet at fair value. On the date the derivative instrument is entered into, the Company generally designates the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), or (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded immediately in earnings.

It is the policy of the Company to identify the need for debt capital and evaluate the financial risks inherent in funding the Company with debt capital. The debt portfolio and hedging program of the Company is managed with the objectives and intent to (1) reduce funding risk with respect to borrowings made or to be made by the Company, and (2) reduce the aggregate interest rate risk. The Company had an interest rate swap contract which converted the variable-rate debt to fixed-rate debt. This contract entails the exchange of fixed- and floating-rate interest payments periodically over the life of the agreement. This contract was terminated during 2002 when the related debt was repaid.

The Company was not party to any derivative transactions designated as fair value hedges during the year ended October 31, 2002. Interest expenses for the year ended October 31, 2002, includes approximately $15,000 of realized net loss related to the hedge discussed above. Changes in the fair value of derivatives qualifying as cash flow hedges are reported in accumulated other comprehensive income. The gains and losses on derivatives included in other comprehensive income are reclassified into earnings as the underlying hedged item affects earnings, such as when the forecasted interest payments are made. As of October 31, 2002, the Company had no hedge exposure. The Company documents all relationships between hedging instruments and hedged items, as well as the risk-management objective and strategy for undertaking various hedge transactions. If it is determined that a derivative is not highly effective as a hedge or if a derivative ceases to be a highly effective hedge, the Company will discontinue hedge accounting prospectively.

Accounting principles not yet adopted

The Financial Accounting Standards Board (FASB) recently issued SFAS 141, "Business Combinations" (SFAS; SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142); SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143); and SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144).

SFAS 141 addresses financial accounting and reporting for business combinations and supercedes APB Opinion No. 16, "Business Combinations." Under SFAS 141, all business combinations initiated after June 30, 2001 are required to be accounted for using the purchase method of accounting. Among other provisions, SFAS 141 establishes specific criteria for the recognition of intangible assets separate from goodwill acquired in a purchase business combination. The Company has historically accounted for business combinations using the purchase method and, therefore, SFAS 141 is not expected to have a material impact on the Company's consolidated financial statements. The Company will adopt SFAS 141 effective November 1, 2002.

SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets and supercedes Opinion No. 17, "Intangible Assets." Under SFAS 142, an intangible asset will be amortized over its useful life unless that life is determined to be indefinite. Goodwill and other intangible assets with indefinite lives will not be amortized, however they will be tested for impairment at least annually. Upon the adoption of SFAS 142, the Company will discontinue the amortization of goodwill of approximately $70,000 annually. The Company is still evaluating the full impact of adopting SFAS 142. The Company will adopt SFAS 142 effective November 1, 2002.

SFAS 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 is not expected to have a material impact on the consolidated financial statements.

SFAS 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived assets to be Disposed of" and certain provisions of APB No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring events and Transactions". The Company believes that the adoption of SFAS 144 will not have a material impact on its financial position or results of operations.

2. Inventories:

The components of inventories at October 31, 2002 are as follows:

Materials and parts                                                   $2,049,484
Work-in-process                                                          253,219
Finished goods                                                         1,395,908
                                                                      ----------
                                                                      $3,698,611
                                                                      ==========

3. Property and equipment:

Property and equipment consists of the following at October 31, 2002:

Machinery and equipment                                             $ 1,336,394
Furniture and fixtures                                                   98,075
Leasehold improvements                                                   83,245
                                                                    -----------
                                                                      1,517,714
Less- Accumulated depreciation                                       (1,183,116)
                                                                    -----------
                                                                    $   334,598
                                                                    ===========

4. Employee benefit plan:

The Company sponsors a defined contribution 401(k) plan covering substantially all full-time employees, which provides for the Company matching 30 percent of the participant's elective deferral, but in no event greater than 1.5 percent of the participant's compensation. The Company's expense for the plan was $27,458 and $27,662 for the fiscal years ended October 31, 2002 and 2001, respectively.

5. Accrued liabilities

Accrued liabilities are comprised of the following as of October 31, 2002:

Commissions payable                                                     $198,892
Accrued payroll                                                           45,320
Taxes payable                                                             41,794
Accrued other                                                            209,409
                                                                        --------
                                                                        $495,415
                                                                        ========

6. Stock option plan:

The Company has an Omnibus Stock Incentive Plan (the Plan) under which non-qualified or incentive stock options may be granted to its employees, officers, directors and others. In fiscal 2000, stock options were granted to employees at various prices per share, become exercisable over a four-year period and are subject to the financial performance of the Company (performance based options). In 2001 the Company's three directors were granted fully vested options to purchase an aggregate of 85,000 shares at an exercise price of $2.3175 per share. Total options available for grant under the Plan are 857,140. Performance based options, as described, require variable plan accounting in accordance with APB 25.

During the quarter ended April 30, 2001, the Board of Directors approved the modification of vesting provisions of the performance based options issued under the Plan. Under the terms of the modifications, options to purchase 277,142 shares of common stock will vest no later than April 30, 2004. The shares may vest on accelerated schedules if certain performance targets are met. Compensation expense of $10,917, associated with these options was recorded in the fiscal year ended October 31, 2002.

On May 15, 2001 the Company issued options to purchase 20,000 shares of common stock to an employee with an exercise price of $1.09. The shares vest in equal installments during the years ended December 31, 2001 to 2004.

The following summarizes all stock option activity:

                                                        Weighted       Weighted
                                             Average     Average         Fair
                                             Shares   Exercise Price     Value
                                            --------  --------------   ---------

Options outstanding October 31, 2000         547,856     $ 1.200        $  0.65

   Granted                                    20,000       1.090           0.78
   Cancelled                                  50,000       1.000           0.64

Options outstanding October 31, 2001         517,856       1.200           0.66
   Cancelled                                  20,000       1.000           0.64
                                             -------     -------        -------

Options outstanding October 31, 2002         497,856       1.228          0.657
                                             =======     =======        =======

The following table summarizes information about stock options outstanding at October 31, 2002:

                         Options Outstanding                Options Exercisable
               ----------------------------------------  -----------------------
                                Weighted
                 Number of       Average     Weighted                   Weighted
 Range of         options       Remaining     Average      Number       Average
 Exercise       Outstanding    Contractual   Exercise    Exercisable    Exercise
   Price         10/31/02         Life         Price     at 10/31/02      Price
-----------    ------------   -----------   -----------  ------------   --------
$1.00-$1.09         412,856    21 months      $1.004         131,396     $1.06
$2.3175              85,000    33 months      $2.3175         85,000     $2.3175
Total               497,856    23 months      $1.229         216,396     $1.521

In accordance with SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                         2001
Risk-free interest rate                                            2.45%-3.37%
Expected dividend yield                                                    --
Expected life                                                       3-4 years
Volatility                                                            95%-114%

The number of shares available for issuance pursuant to future grants ands awards under the Plan as of October 31, 2002 and 2001 were 359,284 and 339,284, respectively.

If compensation expense for the Company's stock options were recognized based on their fair value as prescribed in SFAS 123, the impact on net income and earnings per share for 2002 would be $69,025 and $0.01 and for 2001 would be $70,801 and $0.02 respectively.

                                                           2002           2001
Net income:
    As reported                                          $434,389       $936,233
    Pro forma                                             365,364        865,432

 Earnings per share:
    Basic                                                    0.10           0.22
    Diluted                                                  0.09           0.21

Pro forma:
    Basic                                                    0.09           0.20
    Diluted                                                  0.08           0.19

7. Warrants

In May 1999, the Company entered into an agreement with an investment banking firm owned by the Company's former chairman. According to the terms of the agreement, the investment banking firm is to receive annual compensation of $60,000 over three years and is entitled to receive warrants to purchase 100,000 shares of the Company's Common stock at $1.00 a share. The warrants are exercisable over 5 years from the date of grant. The fair value of the warrant as of the grant date was $75,000 and is recorded in other assets. This asset was expensed on a straight line basis over the three year term of the agreement. Expense of $12,500 and $25,000 associated with this warrant was recorded in 2002 and 2001, respectively.

Also on May 3, 1999, the Company issued warrants to purchase shares of the Company's common stock with an exercise price of $1.00 to a consultant who assisted with the placement of two officers with the Company . A fully vested warrant for the purchase of 50,000 was issued and is exercisable over 4 years from the date of grant. A warrant for the purchase of the remaining 50,000 shares vests to the extent that certain annual performance targets over a 4 year period beginning in fiscal 2000 are met. During the quarter ended April 30, 2001, this consultant and the Company agreed to modify the provisions of this warrant. As modified, the warrant no longer contains any vesting provisions, and entitles the holder to purchase 40,000 shares of common stock at the same exercise price. Expense of $ 0 and $26,851 associated with this warrant was recorded in 2002 and 2001, respectively.

8. Income taxes:

Income tax provision for the years ended October 31, 2002 and 2001, is as follows:

                                                    2002                 2001
                                                 --------             ---------
Current
   Federal                                       $168,000             $ 486,707
   State                                           30,563               141,576
                                                 --------             ---------
                                                  198,563               628,283
Deferred                                           41,215              (237,856)
                                                 --------             ---------
                                                 $239,778             $ 390,427
                                                 ========             =========

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes.

The items causing this difference as of October 31, 2002 and 2001, are as follows:

                                                              2002        2001
                                                            ------      ------
Federal statutory rate                                        34.0%       34.0%
State taxes, net of federal benefit                            3.6         8.6
Foreign sales                                                 (2.0)       (4.8)
Valuation allowance                                             --        (9.3)
Other                                                                      0.9
                                                            ------      ------
Effective tax rate                                            35.6%       29.4%
                                                            ======      ======

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of October 31, 2002 and 2001, are as follows:

                                                             2002         2001
                                                           --------     --------
Deferred tax assets
   Bad debt reserves                                       $ 19,010     $ 33,051
   Inventory reserves and capitalization                    243,454      269,735
   Property and equipment due to depreciation                13,548       12,660
   Accrued liabilities and other                            109,663      113,797
                                                           --------     --------
Deferred tax assets                                         385,671      429,243
                                                           --------     --------

During fiscal 2001, the Company released its valuation allowance because it believes the deferred tax asset balance at October 31, 2001, will be realized through offsets to future operations.

9. Earnings Per Share

Basic earnings per share are based on the weighted average number of common shares outstanding. Diluted earnings per share include the effects of dilutive stock options and awards. The following table presents the shares used in computing basic and diluted earnings per share for 2002 and 2001.

                                                                 2002        2001
                                                              ---------   ---------
   Average commons shares outstanding for basic computation   4,288,200   4,288,200

   Incremental shares issuable for stock options and awards     299,108     178,880
                                                              ---------   ---------

Average common shares outstanding for diluted computation     4,587,308   4,467,080
                                                              =========   =========

10. Commitments and contingencies:

License

The Company has a 10-year worldwide license to manufacture and sell microcomputer pyrometers using Quantum Logic Corporation's patented laser technology. If Mikron fails to sell $300,000 per year, Quantum Logic Corporation has the right to withdraw its license. The Company failed to sell $300,000 of Quantum Logic Corporation's patented laser technology in fiscal year ended October 31, 2002, and Quantum Logic has not exercised its right to withdraw its license.

Operating leases

The Company has a five-year operating lease agreement for its manufacturing, warehouse and office facilities. The lease is due to expire on December 31, 2005. The lease provides for the Company to pay certain operating costs of the leased property. The Company also has operating leases for vehicles and office equipment. Rent expense for the years ended October 31, 2002 and 2001, was approximately $321,185 and $351,500 respectively.

At October 31, 2002, the minimum future rental commitments under all non-cancelable operating leases with terms greater than one year, are as follows:

 Year ending October 31
----------------------
 2003                                                                  $443,773
 2004                                                                   518,379
 2005                                                                   496,970
 2006                                                                    37,500
 Thereafter                                                                  --

The Company maintains its corporate, administrative, manufacturing, and warehousing facility in Oakland, New Jersey. It currently occupies approximately 30,000 square feet of an approximately 45,000 square foot building. The lease, which expires on November 30, 2005, requires the Company to pay real estate taxes, insurance, maintenance and other operating costs. The lease also requires the Company to lease the remainder of the building effective May 1, 2003. The lease provides for rent payments at a fixed annual amount of approximately $240,000 payable in equal monthly installments through April 30, 2003 and increasing to a fixed annual amount of $450,000 payable in equal monthly installments through November 30, 2005.

Employment contracts

The Company has an employment agreement with an officer expiring December 31, 2003. The agreement provides for compensation of $150,000 for each year during the period 2001 through 2003.

The Company also has employment contracts with two other officers for four-year terms, which commenced in May 1999. The annual compensation payable under those contracts is $200,000 and $100,000, respectively. In accordance with such agreements, each of those officers was awarded options under the Company's Omnibus Stock Incentive Plan to purchase 171,428 shares of Common stock at an exercise price of $1.00 per share. See further discussion of stock options in
Note 6.

Purchase agreement

In October 1999, the Company acquired the assets of Texas Infrared, Inc., a Hancock, Michigan based manufacturer of a fixed mounted, uncooled focal plane array thermal imaging camera and a sophisticated software package that enables users to acquire and analyze images and generate reports. Pursuant to the Texas Infrared purchase agreement, the Company will pay the owner of the selling entity royalties equal to five percent of the net revenues generated from the Company's sales of industrial fixed position uncooled focal plane array thermal imaging cameras, together with all other equipment, software and engineering services included in such sales. The royalties will be paid from

November 1, 1999 to October 31, 2004. Royalties of $11,562 and $27,130 were paid by the Company related to this arrangement in 2002 and 2001 respectively.

Other

The Company is from time to time involved in certain legal actions and customer disputes arising in the ordinary course of business. In the opinion of management, the outcome of such actions will not have a material adverse effect on the Company's financial position or results of operations.

11. Related-party transactions:

The Company purchases certain of its products from a Japanese company that is a shareholder. Purchases from this company, for the years ended October 31, 2002 and 2001, were approximately $2,400,000 and $1,920,000, respectively. In addition, under the terms of a distribution agreement, this shareholder acted as the international sales representative for all of the Company's products for which it earns a five percent commission through April 30, 2002. For the years ended October 31, 2002 and 2001, the Company paid commissions of approximately $127,000 and $68,000 to this shareholder, respectively. The distribution agreement terminated April 30, 2002 and was not renewed.

12. Quarterly data (unaudited):

The table summarizes the unaudited results of operations for each quarter of 2002 and 2001:

                       First       Second        Third       Fourth
                    ----------   ----------   ----------   ----------
2002:
   Total revenues   $2,950,146   $3,490,590   $2,941,473   $3,414,982

   Income from          97,685      311,963       47,053      284,834
   operations

   Net income           46,524      177,523       14,493      195,849

   Earnings per
   share

     Basic                0.01         0.04         0.01         0.04

     Diluted              0.01         0.04         0.00         0.04

                       First       Second        Third       Fourth
                    ----------   ----------   ----------   ----------
2001:
   Total revenues   $3,381,862   $3,822,384   $4,185,871    3,925,451

   Income from         101,516      348,818      533,241      447,220
   operations

   Net income           35,858      218,265      345,244      336,866

   Earnings per
   share

     Basic and             .01          .05          .08          .08
     diluted

13. Subsequent events:

On November 27, 2002, the Company, through a German subsidiary ("Mikron Europe"), purchased:

IMPAC Electronic GmbH ("IMPAC"),
infra sensor Spezialpyrometer GmbH ("infra sensor"), INFRAPOINT Messtechnik GmbH ("Infrapoint"),
IMPAC France, Sarl ("IMPAC France") and
IMPAC Infrared Ltd. ("Infrared")
IMPAC Systems GmbH

The purchase price that Mikron Europe paid to the Sellers for the IMPAC companies approximately $3,600,000 (inclusive of all closing adjustments) plus 600,000 unregistered shares of the Company's common stock.

In addition, Mikron Europe assumed two loan obligations owed by IMPAC and Infrapoint to one of the selling shareholders by paying to him the approximately $900,000 aggregate principal amount of those obligations.

The acquisition was financed by:

borrowing $500,000 from two of the Company's officers and directors, pursuant to the terms of capital appreciation notes providing for a term of five years and a semi-annually compounded yield of 9% (the "Capital Appreciation Notes");

entering into a $4,000,000 credit facility with Fleet National Bank which is fully collateralized by first security interest liens on all of our non-European assets and also by a pledge of 65% of the share capital of Mikron Europe, and then borrowing $2,175,000 pursuant to that facility;

unconditionally guarantying the payment and performance of a $993,600 loan that ING BHF-Bank has made to Mikron Europe which is collateralized by pledges of all of the share capital of IMPAC, Infrapoint, infra sensor and Systems owned by Mikron Europe; and

deferring the payment of $794,880 of the purchase price owed to two of the selling shareholders under the Purchase Agreement, pursuant to terms and conditions that are substantially identical to the terms and conditions set forth in the Capital Appreciation Notes.

                       Mikron Infrared, Inc and Subsidiary
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                 July 31, 2003
                                                                 -------------
Assets

Current assets:
     Cash and cash equivalents                                    $ 1,093,012

     Trade accounts receivable, less allowance for
     doubtful accounts of $216,102                                  4,117,195
     Inventories                                                    5,302,724
     Deferred tax asset                                               486,287
     Prepaid expenses and other current assets                        218,547
                                                                  -----------

Total current assets                                               11,217,765
                                                                  -----------
Property and equipment, net
 of accumulated depreciation of $1,315,775                            449,547

Intangible assets, net of accumulated amortization of $136,244      5,707,165

Other assets                                                        1,463,159
                                                                  -----------
                                                                  $18,837,636
                                                                  ===========
Liabilities and shareholders' equity

Current liabilities:
     Accounts payable                                             $ 1,849,945
     Accrued liabilities                                            1,628,094
     Current portion of long term debt                                248,650
                                                                  -----------

Total current liabilities                                           3,726,689
                                                                  -----------

Long term debt                                                      4,284,130
Accrued pension benefits                                            1,518,804
Other liabilities                                                      54,362
                                                                  -----------

Total liabilities                                                   9,583,985

Minority interest                                                       5,673
                                                                  -----------
Shareholders' equity:
     Common stock, $.003 par value;
              Authorized - 15,000,000 shares; issued and
              outstanding - 5,078,200 shares                           15,236
     Additional paid-in capital                                     6,491,663
     Retained earnings                                              2,495,605
     Accumulated other comprehensive income                           245,474
                                                                  -----------
 Total shareholders' equity                                         9,247,978
                                                                  -----------
                                                                  $18,837,636
                                                                  ===========

                       See notes to financial statements.

                              Mikron Infrared, Inc.

                      Consolidated Statements of Operations
                                   (Unaudited)

                                                        Nine Months Ended
                                                             July 31,
                                                   ----------------------------
                                                       2003            2002
                                                       ----            ----
Revenues:
     Net sales                                     $ 16,864,629     $ 9,382,208
     Royalties                                           16,112          96,823
                                                   ------------     -----------
Total revenues                                       16,880,741       9,479,031
                                                   ------------     -----------
Costs and expenses:
     Cost of goods sold                               8,517,436       5,220,177
     Selling, general and administrative              5,453,100       3,060,925
     Research and development                         1,244,356         741,227
                                                   ------------     -----------
Total costs and expenses                             15,214,892       9,022,329
                                                   ------------     -----------
Income from operations                                1,665,849         456,702
                                                   ------------     -----------
Other income (expense):
     Interest expense, net                             (209,046)        (24,558)
     Other, net                                         (10,531)        (41,098)
                                                   ------------     -----------
Net income before income taxes                        1,446,272         391,046
 Income tax provision                                   571,803         152,506
                                                   ------------     -----------
Net income                                         $    874,469     $   238,540
                                                   ============     ===========

Net income per share-basic                         $       0.18     $      0.06
                                                   ============     ===========
Weighted average number of shares -basic              4,882,333       4,288,200
                                                   ============     ===========
Net income per share-diluted                       $       0.17     $      0.05
                                                   ============     ===========
Weighted average number of shares -diluted            5,088,339       4,595,628
                                                   ============     ===========

                 Consolidated Statements of Comprehensive Income
                                   (Unaudited)

                                                            Nine Months Ended
                                                                 July 31,
                                                         -----------------------
                                                             2003          2002
                                                             ----          ----

Net Income                                               $   874,469    $238,540
Other comprehensive income
     foreign currency exchange                               273,581           0
Reclassification adjustment for cash flow hedge losses
         included in net income, net of tax                   17,905           0
Change in fair value of cash flow hedge, net of tax          (50,522)     14,275
                                                         -----------    --------
Comprehensive Income                                     $ 1,115,433    $252,815

                       See notes to financial statements.

                              Mikron Infrared, Inc.

                    (a) Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                                                    Nine Months Ended
                                                                                        July 31,
                                                                                ------------------------
                                                                                    2003          2002
                                                                                    ----          ----
Cash flows from operating activities:
     Net income                                                                 $   874,469    $ 238,540
     Adjustments to reconcile net income to
                    net cash used in operating activities:
              Depreciation                                                          131,997      107,360
              Amortization                                                           11,997       50,541
         Deferred income taxes                                                      (67,513)       2,357
         Minority interest                                                            5,673            0
         Non-cash consulting expense                                                      0       12,500
              Stock compensation expense                                              5,544        8,240
     Changes in assets and liabilities:
              (Increase) decrease in trade accounts receivable                     (847,039)     517,044
              Decrease in inventories                                               351,644      156,935
              (Increase) in prepaid and other current assets                        (85,286)     (82,606)
              Decrease in other asset                                               172,690            0
              Increase (decrease) in accounts payable and accrued liabilities      (532,517)    (807,117)
                                                                                -----------    ---------

Net cash provided by operating activities                                         1,086,693      203,705
                                                                                               ---------
Cash flow from investing activities:
     Acquisition of business, net of cash acquired                               (3,782,701)           0
       Purchase of property and equipment                                           (68,791)      (3,127)
                                                                                -----------    ---------

Net cash used in investing activities                                            (3,851,492)      (3,127)
                                                                                -----------    ---------
Cash flows from financing activities:
     Repayment of line of credit, net                                              (109,630)           0
     Proceeds from long term debt                                                 3,755,419            0
     Principal payment on long-term debt                                           (261,488)    (332,664)
     Proceeds from stock options                                                    190,000            0
     Deferred financing costs                                                       (91,070)           0
                                                                                -----------    ---------

Net cash provided by  (used in) financing activities                              3,483,231     (332,664)
                                                                                -----------    ---------

Currency effects on cash                                                             10,021            0
                                                                                -----------    ---------

Net increase (decrease) in cash and cash equivalents                                728,453     (132,086)

Cash and cash equivalents, beginning of period                                      364,559      370,487
                                                                                -----------    ---------

Cash and cash equivalents, end of period                                        $ 1,093,012    $ 238,401
                                                                                ===========    =========

                       See notes to financial statements.

Supplemental disclosure of cash flow information:

                                                          Nine Months Ended
                                                               July 31,
                                                       -------------------------
                                                         2003             2002
                                                         ----             ----

Cash paid for interest                                 $136,964         $ 20,591
Cash paid for income taxes                             $381,029         $774,500

Acquisition
     Fair value of assets acquired   $ 4,772,249
     Goodwill                          5,012,458
     Cash paid                        (3,782,701)
     Common stock issued              (1,956,000)
                                     -----------
     Liabilities assumed             $ 4,046,006
                                     ===========

                       See notes to financial statements.

                      Mikron Infrared, Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                                   (Unaudited)

Basis of Presentation

Our unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and should be read in conjunction with our October 31, 2002 Annual Report on Form 10-KSB. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with Generally Accepted Accounting Principles
(GAAP) have been omitted or condensed pursuant to such rules and regulations.

Our unaudited financial statements include all adjustments consisting of normal recurring adjustments which are, in the opinion of our management, necessary to present a fair statement of our financial position as of July 31, 2003 and the results of operations and cash flows for the three and nine month periods ended July 31, 2003 and 2002. Results of operations for these periods are not necessarily indicative of the results to be expected for the full year.

2. Critical Accounting Policies

We prepare our financial statements in accordance with accounting principles generally accepted in the United States. Preparing financial statements in accordance with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The following paragraphs include a discussion of some critical areas where estimates are required.

We sell our products to independent representatives and directly to third party end-users. Revenue on the sale of product is recognized at the time of shipment when title to the product passes to the independent representative or third party end-user. Customers do not have the right to return products shipped to them. We provide an allowance for doubtful accounts on an estimated basis.

Inventories are stated at the lower of cost (average cost method) or market. We provide an allowance for slow moving and obsolete inventory on an estimated basis.

We review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amount may not be recoverable. If a long-lived asset is identified as impaired, the value of the asset will be reduced to its fair value.

3. Recently Issued Accounting Principles

In 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, "Business Combinations" (SFAS 141); SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142).

SFAS 141 addresses financial accounting and reporting for business combinations and supercedes APB Opinion No. 16, "Business Combinations." Under SFAS 141, all business combinations initiated after June 30, 2001 are required to be accounted for using the purchase method of accounting. Among other provisions, SFAS 141 establishes specific criteria for the recognition of intangible assets separate from goodwill acquired in a purchase business combination. We have historically accounted for business combinations using the purchase method and, therefore, SFAS 141 did not have a material impact on our consolidated financial statements.

SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets and supercedes Opinion No. 17, "Intangible Assets." Under SFAS 142, an intangible asset will be amortized over its useful life unless that life is determined to be indefinite. Goodwill and other intangible assets with indefinite lives will not be amortized, however they will be tested for impairment at least annually. At November 1, 2002 the net carrying amount of goodwill was $560,308. We completed our transitional analysis of goodwill and have determined no adjustments are necessary.

If SFAS 142 had been adopted November 1, 2001, our net income for the nine months ended July 31, 2002 would have been increased because of lower amounts of amortization as follows:

                                                               Nine months ended
                                                                 July 31, 2002
                                                                 -------------
Net income as reported                                              $238,540
Add amortization, net of tax                                          22,423
                                                                   ---------
Adjusted net income                                                 $260,963
                                                                    ========

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The impact of the adoption of SFAS 146 did not have a material impact on our financial position and results of operations.

In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123." SFAS 148 amends

SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect on the method used on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002. The impact of the adoption of SFAS 148 did not have a material impact on our financial position and results of operations.

In July 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments With Characteristics of both Liabilities and Equity." SFAS 150 requires the shares that are mandatorily redeemable for cash or other assets at a specified or determinable date or upon an event certain to occur, be classified as liabilities, not as part of shareholders equity. Written put options and forward purchase contracts on an entity's own shares and contracts that require issuance of a variable number of shares with a value equal to some specified amounts are also to be classified as liabilities. SFAS 150 is effective for instruments issued or modified after May 15, 2003. SFAS 148 does not currently apply to us.

In November 2002, FASB Interpretation 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," was issued. FIN 45 interprets the guidance in SFAS 5, "Accounting for Contingencies." Specifically, FIN 45 requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 2002. FIN 45 does not currently apply to us.

 In January 2003, The FASB issued FASB Interpretation 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 provides new guidance for the consolidation of variable interest entities for which the voting interest model is difficult to apply. Many variable interest entities have commonly been referred to as special-purpose entities or off-balance sheet structures. The new guidance, however, applies to a larger population of entities. FIN 46 does not currently apply to us.

Beginning November 1, 2002, the Company no longer amortizes goodwill. Amortization of deferred financing costs will continue until December 2005 at approximately $21,000 per year.

4. Stock Options

We apply APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for our Omnibus Stock Incentive Plan (the "Plan"). Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," requires us to provide pro forma information regarding net income and net income per common share, as if compensation cost for stock options granted under the Plan had been determined in accordance with the fair value based method prescribed in SFAS 123. We do not plan to adopt the fair value based method prescribed by SFAS 123.

We estimate the fair value of each stock option grant by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants:

Risk-free interest rate                                       2.45%-3.37%
Expected dividend yield                                            0
Expected life                                                   3-4 years
Volatility                                                      95%-114%

If compensation expense for our stock options was recognized based on their fair value as prescribed in SFAS 123, the impact on net income and earnings per share would be as follows:

                                                            Nine Months Ended
                                                                 July 31,
                                                           ---------------------
                                                             2003         2002
                                                             ----         ----
Net income, as reported                                    $874,469     $238,540
Less fair value of stock options                             21,052       21,512
                                                           --------     --------
Pro forma                                                  $852,417     $217,028
                                                           ========     ========

Net income per common share
   As reported, basic                                      $   0.18     $   0.06
   As reported, diluted                                        0.17         0.05
   Pro forma, basic                                            0.17         0.05
   Pro forma, diluted                                          0.17         0.05

5. Derivative Instruments and Hedging Activities

We recognize all derivatives on the balance sheet at fair value. On the date the derivative instrument is entered into, we generally designate the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), or (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded immediately in earnings.

We will document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking various hedge transactions. If it is determined that a derivative is not highly effective as a hedge or if a derivative ceases to be a highly effective hedge, we will discontinue hedge accounting prospectively.

We may enter into interest rate swap agreements to change the fixed/variable interest rate mix of the debt portfolio in order to maintain the an appropriate mix of fixed-rate and/or variable-rate debt within the parameters set by management.

At July 31, 2003, we had an interest rate swap with a notional amount of $2,100,000 under which we paid a fixed rate of interest, 4.81 percent, and received a floating rate of interest, 1.50 percent plus LIBOR, over the term of the agreement without the exchange of the underlying notional amounts. The fair value of the interest rate swap at July 31, 2003, was a liability due to the counter party of $54,363. We have not entered into any derivative contracts other than this interest rate swap.

6. Inventory

The components of inventories at July 31, 2003 are as follows:

Materials and parts                                                   $2,506,203
Work-in Process                                                          669,761
Finished Goods                                                         2,126,760
                                                                      ----------
                                                                      $5,302,724
                                                                      ==========

7. Intangible Assets

The components of intangible assets at July 31, 2003 are as follows:

Deferred financing costs                                              $   91,070
Goodwill                                                               5,752,339
                                                                      ----------
                                                                       5,843,409
Accumulated amortization                                                 136,244
                                                                      ----------
                                                                      $5,707,165
                                                                      ==========

Beginning November 1, 2002, the Company no longer amortizes goodwill. Amortization of deferred financing costs was $11,996 for the nine months ended July 31, 2003, and will continue until December 2005 at approximately $21,000 per year. Amortization for the nine months ended July 31, 2002 was $50,500 and was primarily related to goodwill

8. Long Term Debt

Long term debt consists of the following:

      Principal amount of capital appreciation notes providing for a term of five years and a semi-annually compounded yield of
      9% (the "Capital Appreciation Notes"). The Capital
      Appreciation Notes are due to two of the company's officers and are subordinate to the revolving credit facility and bank
      loan discussed below.                                            $ 531,458

      A revolving credit facility (the "Facility") with a bank,
      collateralized by first security interest liens on all
      non-European assets and also by a pledge of 65% of the share capital of Mikron Europe. The facility bears interest at
      LIBOR plus 150 basis points or Prime Rate minus 100 basis
      points, at the option of the borrower, payable monthly. The rate at July 31, 2003 was 3.25%. The Facility has a maturity
      date of December 20, 2005.                                       2,100,000

      Principal amount of a loan from a bank collateralized by
      pledges of all of the share capital of IMPAC, Infrapoint,
      infra sensor and Systems and the unconditional guarantee of the Company (the "Bank Loan"). The rate is EURIBOR plus 2.5%
      and the maturity date is September 30, 2006. The rate at July
      31, 2003 was 5.12%.                                                808,113

      Portion of purchase price payable to one of the selling
      shareholders deferred for a period of five years at a
      semi-annually compounded yield of 9%. This indebtedness is
      unsecured and subordinate to the Facility and Bank Loan.           719,110

      Additional indebtedness owed to one selling shareholder with various interest rates between 5% and 9% and various maturity
      dates between December 31, 2005 and November 25, 2007              126,902

      Lines of credit of held by various operating companies with
      interest rates between 5% to 12.25%                                247,197
                                                                      ----------
                                                                      $4,532,780
Less current portion                                                     248,650
                                                                      ----------
                                                                      $4,284,130
                                                                      ==========

The Facility contains a number of financial and other covenants which, if not satisfied, could result in an acceleration of the maturity of our indebtedness to the bank. As of July 31, 2003, we were in compliance with all covenants.

9. Pension Plan

IMPAC Electronic GmbH has a pension plan for its employees hired prior to January 1989. The Plan has been funded by an insurance contract, but payments are the responsibility of IMPAC Electronic GmbH. As a result, the insurance contract and accrued benefit obligation have been reflected as an asset and liability, respectively, in the accompanying balance sheet. The net periodic pension cost for this plan for the nine months ended July 31, 2003 includes the following components:

      Service cost                                    $ 7,300
      Interest cost                                    61,900
      Amortization of transition obligation             2,100
                                                      -------
      Net periodic pension cost                       $71,300
                                                      =======

The benefit obligation recorded in the Company's consolidated balance sheet at July 31, 2003 are as follows:

      Benefit obligation December 1, 2002                     $ 1,384,159
      Service cost                                                  6,815
      Interest cost                                                60,850
      Actuarial (gain)/loss                                       108,480
      Pension payments                                            (41,500)
                                                              -----------
      Projected benefit obligation July 31, 2003              $ 1,518,804
                                                              ===========

10. Acquisition of IMPAC Companies

In November 2002, we acquired, through a wholly owned German subsidiary ("Mikron Europe"):


      o     all of the outstanding share capital of

                  o     IMPAC Electronic GmbH ("IMPAC"),

                  o     infra sensor Spezialpyrometer GmbH ("infra sensor"),

                  o     INFRAPOINT Messtechnik GmbH ("Infrapoint"),

                  o     IMPAC France, Sarl ("IMPAC France") and

                  o     IMPAC Infrared Ltd. ("Infrared")

      o and 90% of the outstanding share capital of IMPAC Systems GmbH ("Systems" which, together with IMPAC, infra sensor, Infrapoint, IMPAC France and Infrared, are hereinafter collectively referred to as the "IMPAC Companies").


Mikron Europe paid for the IMPAC Companies, as follows:


      o     approximately $3,783,000 was paid in cash,

      o 600,000 unregistered shares of our common stock, with a fair market value of $1,956,000 was delivered to two of the selling shareholders; and

      o approximately $795,000 of the purchase price owed to two of the selling shareholders was deferred for a period of five years.


The IMPAC Companies, which are headquartered in Frankfurt am Main, Germany, and which have satellite operations in Dresden, Ilmenau, Magdeburg and Erstein (France), are ISO 9001 certified manufacturers and sellers of pyrometer calibration sources and non-contact single point temperature measurement devices. IMPAC has been in business for the past 35 years, and has more than 34,000 customer installations worldwide. The IMPAC Companies manufacture and sell various models of portable and fixed pyrometers that have been engineered for non-contact measurement of temperatures ranging from -32 degrees Celsius to 3,500 degrees Celsius in more than 1,500 industrial applications. The IMPAC Companies sell their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, through sales offices maintained by IMPAC France in France and by Infrared in Great Britain, and throughout the rest of the world via a network of sales representatives, and have a substantial share of the European infrared point measurement market and is known for its innovative products.

There is little overlap in Mikron's and IMPAC's products and IMPAC adds significant strength to us through its excellent distribution system. This will enable both companies enjoy the benefits of cross selling in the U.S. and Europe.


We have employed preliminary estimates and assumptions in determining the allocation of purchase price to assets acquired and liabilities assumed of IMPAC. While our management believes such estimates and assumptions are reasonable, the final allocation of the purchase price may differ from that reflected in the July 31, 2003 consolidated balance sheet after a more extensive review of the intangible assets and liabilities is completed.


We intend to expand IMPAC's line of single point non-contact temperature measurement devices with complementary products that we manufacture, including black body calibration sources and thermal imaging cameras, and expand our line of non-contact single point temperature measurement devices with complementary products manufactured by the IMPAC Companies.

The following table represents the unaudited pro forma results of operations as though the acquisition of the IMPAC Companies occurred on November 1, 2001.

                                         Nine Months Ended     Nine Months Ended
                                              July 31,              July 31,
                                               2003                  2002
                                            -----------           -----------
Net Revenue                                 $17,534,619           $15,208,163
Operating Profit                              1,698,949               815,006
Income Before Income
 Taxes                                        1,471,837               572,635
Net Income                                      889,808               347,493
Earnings Per Share
     Basic                                  $      0.18           $      0.06
     Diluted                                $      0.17           $      0.05

The allocation of the purchase price is as follows:

                      Cash                    $   506,984
                      Accounts receivable       1,396,604
                      Inventory                 1,935,757
                      Deferred taxes               11,358
                      Equipment                   156,370
                      Other assets              1,272,160
                      Goodwill                  5,012,458
                                              -----------
                      Total assets            $10,491,691
                                              -----------

                      Accounts payable and
                       Accrued liabilities      1,467,658
                         Pension liability      1,284,159
                            Long-term debt      1,294,189
                                               ----------
                            Net investment     $6,245,685
                                               ==========


11. Segment information

Management reviews its domestic and European operations to evaluate performance and resources. Management has aggregated its operations into one reportable segment. Geographic information is as follows:

                                 Nine Months Ended      Nine Months Ended
                                      July 31,              July 31,
          Revenues                      2003                  2002
          --------                  ------------          ------------
          Domestic                  $ 11,411,557          $  9,479,031
          European                     5,469,184                    --
                                    ------------          ------------
                                    $ 16,880,741          $  9,479,031
                                    ============          ============

                                     At July 31,
          Long-lived Assets             2003
          -----------------         ------------
          Domestic                  $  6,322,057
          European                     8,577,805
          Elimination                 (7,279,991)
                                    ------------
                                    $  7,619,871
                                    ============

Report of independent auditors

To Mikron Infrared, Inc., New Jersey:

We have audited the accompanying combined balance sheets of IMPAC Electronic GmbH and Subsidiaries as of February 28, 2002 and February 28, 2001, and the related combined statements of operations, shareholders' equity and cash flows for each of the years in the period then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of IMPAC Electronic GmbH and Subsidiaries as of February 28, 2002 and February 28, 2001, and the results of their operations and their cash flows for each of the two years in the period ended February 28, 2002 in conformity with accounting principles generally accepted in the United States.


                                                   BDO International GmbH

Frankfurt am Main, Germany
June 30, 2003

                     IMPAC Electronic GmbH and Subsidiaries
                             Combined balance sheet
                        As of February 28, 2002 and 2001

                                                         February 28, 2002    February 28, 2001
                                                             US-Dollars          US-Dollars
Current assets
     Cash and cash equivalents                               $   678,033         $   880,884
     Accounts receivable                                     $ 1,654,693         $ 1,589,529
     Less allowance for doubtful accounts                    $  (204,085)        $  (132,406)
     Net receivables                                         $ 1,450,607         $ 1,457,123
     Inventories                                             $ 2,022,371         $ 1,666,296
     Receivables from related companies                      $     4,341         $    14,019
     Other current assets                                    $   185,924         $   110,689
     Prepaid expenses                                        $    41,701         $    34,435
Total current assets                                         $ 4,382,977         $ 4,163,446
     Property, plant and equipment, net                      $   201,323         $   213,066
     Investments in insurance contracts                      $ 1,423,759         $ 1,323,310
     Deferred taxes asset                                    $    27,975         $       632
     Other assets                                            $    21,341         $    63,627
Total investing assets                                       $ 1,674,398         $ 1,600,635
Total assets                                                 $ 6,057,375         $ 5,764,081
Liabilities and shareholders' equity
Current liabilities
     Accounts payable                                        $   404,769         $   491,670
     Due to shareholders                                     $   118,149         $   144,887
     Accrued payroll benefits                                $   277,337         $   314,630
     Tax accruals                                            $   387,143         $   386,147
     Other accrued liabilities                               $   722,301         $   509,175
Total current liabilities                                    $ 1,909,700         $ 1,846,509
Long term debts
     Bank loan payable                                       $   236,451         $   222,903
     Pension liability                                       $ 1,580,211         $ 1,472,330
     Deferred tax liabilities                                $    68,249         $    44,598
Total long terms debts                                       $ 1,884,911         $ 1,739,830
Total liabilities                                            $ 3,794,611         $ 3,586,339
Total minority interest                                      $   174,796         $   159,560
Shareholders' equity
     Common stock, no par value, 9 shares authorized,
     issued and outstanding                                  $   841,791         $   841,791
     Retained earnings                                       $ 1,006,592         $ 1,035,765
     Accumulated comprehensive income                        $   239,585         $   140,626
Total shareholders' equity                                   $ 2,087,968         $ 2,018,182
Total                                                        $ 6,057,375         $ 5,764,081

                     IMPAC Electronic GmbH and Subsidiaries

                        Combined statements of operations
                 For the years ended February 28, 2002 and 2001

                                                         February 28, 2002    February 28, 2001
                                                             US-Dollars          US-Dollars
Revenues:
Total revenues                                               $ 7,638,843         $ 7,249,793

Costs and expenses
     Cost of goods sold                                      $(3,481,703)        $(3,252,231)

Operating expenses:
     Selling expense                                         $(2,181,142)        $(2,043,187)
     Administration expense                                  $  (829,778)        $  (797,691)
     Research, development and engineering                   $  (712,562)        $  (628,016)
Total costs and expenses                                     $(7,205,185)        $(6,721,125)

Income from operations                                       $   433,658         $   528,668

Other income (Expense)
     Other income, net                                       $    64,898         $   106,184
     Interest income                                         $    13,217         $     8,665
     Interest expense                                        $   (18,450)        $   (19,406)
Net income before income taxes                               $   493,323         $   624,111

     Income tax provision                                    $  (227,027)        $  (356,132)
Net income before Minority Interest                          $   266,296         $   267,979

     Result to Minority interest                             $   (10,597)        $   (29,018)
Net income                                                   $   255,699         $   238,961

                     IMPAC Electronic GmbH and Subsidiaries
                   Combined statements of shareholders' equity
                 For the years ended February 28, 2002 and 2001

                                                                 Other
                                                Retained     Comprehensive
                               Common Stock     Earnings        Income       Total Equity

                                US-Dollars     US-Dollars      US-Dollars     US-Dollars
Balance, March 1, 2000          $  841,791     $  796,804      $   10,075     $1,648,670

     Translation adjustment                                    $  130,550        130,550

     Net income                                $  238,961                     $  238,961
                                                                              ----------

Comprehensive income                                                          $  369,511

Balance, February 28, 2001      $  841,791     $1,035,765      $  140,626     $2,018,182

     Translation adjustment                                    $   98,959     $   98,959

     Net income                                $  255,699                     $  255,699
                                                                              ----------

Comprehensive income                                                          $  354,658

     Dividend payment                          $ (284,872)                    $ (284,872)

Balance, February 28, 2002      $  841,791     $1,006,592      $  239,585     $2,087,968

                     IMPAC Electronic GmbH and Subsidiaries
                        Combined statements of cash flows
                 For the years ended February 28, 2002 and 2001

                                                         February 28, 2002   February 28, 2001
                                                             US-Dollars          US-Dollars
Cash flows from operating activities
   Net income                                                $   255,699        $   238,961
   Depreciation                                              $    99,209        $   103,916
   Amortization                                              $    18,298        $    45,705
   Deferred taxes                                            $    (5,627)       $    50,357
                                                             $   367,580        $   439,119
Changes in assets and liabilities
   (Increase) decrease in accounts receivable                $    92,945        $  (496,555)
   Increase in inventories                                   $  (227,404)       $  (148,160)
   Increase in current assets                                $   (65,555)       $   (16,445)
   Increase in receivables from insurance                    $   (18,589)       $   (51,647)
   (Decrease) increase in accounts payable                   $  (103,468)       $   223,340
   (Decrease) increase in accrued payroll and benefits       $   (37,298)       $    50,607
   Increase in accrued expenses                              $   108,904        $   276,036
   Accrued pension benefits                                  $    17,236        $    16,816
                                                             $  (233,225)       $  (146,008)

Net cash provided by (used in) operating activities          $   134,355        $   293,111

Cash flows from investing activities
   Increase in property plant and equipment                  $   (77,398)       $  (102,326)
   Increase in intangible assets                             $    (2,791)       $    (4,785)
   (Decrease) increase in other assets                       $    25,463        $   (22,544)
Net cash used in investing activities                        $   (54,727)       $  (129,656)

Cash flows from financing activities
   Dividends to shareholders                                 $  (284,872)       $        --
Net cash used in financing activities                        $  (284,872)       $        --

Net decrease in cash and cash equivalents                    $  (205,244)       $   163,445
   Effects from translation adjustments on cash              $     2,393        $    58,758

Cash and cash equivalents beginning of year                  $   880,884        $   658,672

Cash and cash equivalents end of year                        $   678,033        $   880,884

                     IMPAC Electronic GmbH and Subsidiaries

                     Notes to combined financial statements
                 For the years ended February 28, 2002 and 2001

IMPAC Electronic GmbH and subsidiaries, a limited liability company (following as IMPAC or IMPAC Group), which is headquartered in Frankfurt am Main, Germany, and which has satellite operations in Dresden, Ilmenau, Magdeburg and Erstein (France), are ISO 9001 certified manufacturers and sellers of pyrometer calibration sources and non-contact single point temperature measurement devices. IMPAC has been in business for the past 35 years, and has more than 34,000 customer installations worldwide. IMPAC manufactures and sells various models of portable and fixed pyrometers that have been engineered for non-contact measurement of temperatures ranging from -32 degrees Celsius to 3,500 degrees Celsius in more than 1,500 industrial applications. IMPAC sells their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, through sales offices maintained by IMPAC France in France and by Infrared in Great Britain, and throughout the rest of the world via a network of sales representatives.

1. Summary of significant accounting policies:

Principles of combination

The combined financial statements include the accounts of IMPAC Electronic GmbH and its majority owned subsidiaries, IMPAC France, Sarl (100% owned), IMPAC Infrared LTD (100% owned), and IMPAC Systems GmbH (90% owned) collectively IMPAC. IMPAC is owned by Mr. Schlosser and his family.

Also included in the combined financial statements are infra sensor Spezialpyrometer GmbH ("infra sensor") and INFRAPOINT Messtechnik GmbH ("INFRAPOINT"). Infra sensor is owned 40% by IMPAC and 60% by MR. Breternitz. Mr. Breternitz is the general manager of IMPAC. INFRAPOINT is owned 60% by the Schlosser Family and 40% by Mr. Breternitz. Due to the common control and management of IMPAC, infra sensor and INFRAPOINT, their financial position and results of operations have been combined. The results related to Mr. Breternitz ownership of infra sensor and INFRAPOINT have been reflected as minority interest. Just prior to the acquisition of IMPAC by Mikron, Mr. Breternitz's shares were acquired by Mr. Schlosser.

IMPAC's functional currency is the EURO, with the exception of IMPAC Infrared LTD which has the British Pound as its functional currency. IMPAC's financial statements are converted to US Dollars using the currency exchange rate as of the date of the financial statements for the balance sheet and the average currency rate for its business year for the profit and loss statement.

All significant inter-company transactions and account balances have been eliminated.

Cash and cash equivalents

The IMPAC Group considers all highly liquid investments with a maturity date of three months or less when purchased to be cash equivalents.

Inventories

IMPAC Group valued the inventories using the "first in first out" method. IMPAC calculates sufficient provisions for parts which are not used during the last 12 months. The inventories are in line with the lower of cost or market principles.

Other current assets

The composition of the other current assets is as follows:

                                      February 28,      February 28,
                                          2002              2001
Dividend from pension insurance       $     8,727       $    10,819
Receivables from employees            $    15,950       $     4,837
Suppliers with debit balances         $    23,717       $       564
Value added taxes                     $    31,390       $    14,075
Corporation taxes                     $       762       $    15,048
Note receivable                       $    94,711       $        --
Employment subsidy receivable         $        --       $    39,934
Others                                $    10,666       $    25,412
                                      $   185,924       $   110,689

Note receivable is due from a customer. The balance is due in full in December 2002. Interest at 5% is due at maturity.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed principally using straight-line depreciation over the estimated useful lives of individual assets or the terms of leases for leasehold improvements, if shorter. Machinery and equipment are depreciated over a period of three to ten years, furniture and fixtures range from three to ten years. Maintenance, repairs and minor renewals are charged to earnings when they are incurred. Upon disposition of an asset, any gain or loss is reflected in current earnings.

Investments in Insurance Contract

The investment in insurance contracts is recorded at fair value as determined by the insurance company. These contracts represent investments in the general assets of the related insurance company. Impac has invested in insurance contracts in order to have sufficient funds to fund its pension liability (see note 4).

Long-term assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amount may not be recoverable from future operations using undiscounted cash flows. Impairment would be recognized in operations to the extent that carrying values exceed fair value which would be determined based on the net present value of estimated future cash flows. As of February 28, 2002, the Company believes that there has been no impairment.

Accounts receivable

The accounts receivables are recorded at invoice price less any necessary allowance for doubtful accounts.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The company includes any accounts receivable balance that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the company believes its allowance for doubtful accounts as of February 28, 2002 is adequate. However, actual write-offs might exceed the recorded allowance.

Bankloan

The company has a loan payable to a bank which amounted to $ 236,451 and $ 222,903 at February 28, 2002 and 2001 respectively. The date of maturity for this long term loan is April 20, 2003, the interest (rate 4.07%) is payable quarterly.

Due to shareholder

The payable due to shareholder is a short term loan, termination is possible with a 6-month notice period. The interest (interest rate 6.5 %) will be calculated yearly.

Income Taxes

The Company uses the liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" (SFAS 109). Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit.

Revenues

The Company sells its products to independent representatives and directly to third party end-users. Revenue on the sale of product is recognized at the time of shipment from the company location, when title to the product passes to the independent representative or third party end-user. Selling price is fixed at the time of shipment and customers do not have the right to return.

Research and development costs

Research and development costs are expensed as incurred.

Use of estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, and due to shareholders approximate fair value based on the short-term maturity of these instruments. The recorded value of notes receivable and bank loan payable approximate fair value based on current rates available to IMPAC.

2. Inventories:

The components of inventories at February 28, 2002 and 2001 are as follows:

                                               US-Dollars          US-Dollars
                                              February 28,        February 28,
                                                  2002                2001

Materials and parts                            $  680,209          $  543,793
Work-in-process                                $  252,825          $  201,113
Finished goods                                 $1,089,338          $  921,390
                                               $2,022,371          $1,666,296

3. Property and equipment:

Property and equipment consists of the following at February 28, 2002:

                                            US-Dollar             US-Dollar
                                        February 28, 2002     February 28, 2001

Machinery and equipment                    $    767,039         $    691,739
Furniture and fixtures                     $    528,938         $    476,936
                                           ------------         ------------
                                           $  1,295,978         $  1,168,676
Less-accumulated depreciation              $ (1,094,654)        $   (955,609)
                                           ------------         ------------
                                           $    201,323         $    213,066
                                           ============         ============

4. Employee benefit plan:

IMPAC Electronic GmbH has a pension plan for its employees based on an insurance contract. Payments regarding the benefit plan to retired employees will be done by IMPAC. On the other hand IMPAC gets a claim to the insurance for such payments in the same amount.

In this respect, IMPAC Electronic capitalized an accrual for the pension plan (USD 1.580.210) and also a receivable from the insurance company (USD 1.423.758). IMPAC is obliged to pay the yearly insurance contributions (for 2001/2002 approx. USD 37.000). The amount of the necessary accrual is calculated using the following assumptions:

Valuation method                        Projected unit credit Method.

Discount rate                           6.0% per year

Assumed salary increase                 2.0% per year

Assumed increase in retiree benefit     2.0% per year

                                                US-Dollars        US-Dollars
                                                February 28,      February 28,
                                                    2002              2001

Projected benefit obligation
March 1,                                        $ 1,496,389       $ 1,470,888
Service cost                                    $    10,919       $    10,355
Interest cost                                   $    92,843       $    86,121
Actuarial (gain)/loss                           $    77,131       $     1,613
Pension payments                                $    79,582       $    72,587
Projected benefit obligation
February 28                                     $ 1,597,700       $ 1,496,389
  thereof vested benefit obligation             $ 1,573,230       $ 1,458,184

Unrecognized actuarial (gain)/loss              $    (6,186)      $     1,613
Unrecognized transition obligation              $    35,559       $    36,592
Accrued pension cost
February 28                                     $ 1,573,230       $ 1,458,184
Additional minimum liability                    $     6,981       $    14,146
Pension funds                                   $ 1,580,211       $ 1,472,330

Service cost                                    $     9,701       $     9,398
Interest cost                                   $    82,493       $    78,164
Amortization of transition obligation           $     2,872       $     2,768
Net periodic pension cost                       $    95,067       $    90,330

In addition, for employees who were hired by IMPAC after January 1989, IMPAC directly pays for life insurance at a monthly rate for these employees.

5. Other income:

The composition of the other income is as follows:

                                               US-Dollars          US-Dollars
                                              February 28,        February 28,
                                                  2002                2001

Subsidies                                      $   36,364          $   81,741
Exchange gains, net                            $    1,986          $    6,850
Others                                         $   26,548          $   17,593
Total                                          $   64,898          $  106,184

6. Income taxes:

Income tax expenses (benefits) for the years ended February 28, 2002 and 2001, is as follows:

                                                  US-Dollar         US-Dollar
                                                February 28,       February 28,
                                                     2002              2001
Current
Corporation tax                                  $   129,867       $   189,467
Trade tax                                        $    92,564       $   114,545
Foreign tax                                      $    10,223       $     1,583
                                                 -----------       -----------
                                                 $   232,654       $   305,595
                                                 -----------       -----------
Deferred
Corporation tax                                  $   (24,261)      $    16,535
Foreign tax                                      $    18,634       $    34,002
                                                 -----------       -----------
                                                 $    (5,627)      $    50,537
                                                 -----------       -----------
Total                                            $   227,027       $   356,132

Components of the company's deferred tax assets and liabilities are as follows:

                                                     US-Dollar          US-Dollar
                                                    February 28,      February 28,
                                                        2002               2001
Deferred tax assets (liabilities) - Germany
    Pension funds                                   $    96,523        $    91,421
    Advances to combined companies
    deductible  for tax purposes                    $   (22,134)       $   (30,285)
    Depreciation                                    $   (46,414)       $   (60,504)
Total assets                                        $    27,975        $       632

Deferred tax assets (liabilities) - UK and
France
    Advances from combined companies
    reflected as income for tax purposes            $   (68,249)       $   (44,598)
    Net operating loss carryforward                 $    76,500        $    66,150
Total                                               $     8,251        $    21,552
    Valuation allowance                             $   (76,500)       $   (66,150)
Total liabilities                                   $   (68,249)       $   (44,598)

At February 28, 2002, Impac Infrared LTD and IMPAC France, SARL have operating loss carryforwards of $140,000 and $30,000 respectively. The IMPAC Infrared LTD loss carryforward expires in 2009, and the IMPAC France, SarL loss carryforward expires in 2004.

A valuation allowance has been established related to net operating loss carryforwards in the United Kingdom, since the Company believes that it is more likely than not that these tax benefits will not be realized.

The provision for income taxes differs from the amounts computed by applying the applicable German corporation tax rate due to the following:

                                                     US-Dollar       US-Dollar
                                                    February 28,    February 28,
                                                        2002            2001
Provisions for corporation taxes at
    the statutory rate of 40%                       $   197,329     $   249,644
Trade tax, net of corporation tax
    Benefit                                         $    55,538     $    69,272
Dividends paid exclusion                            $   (42,731)    $        --
Foreign taxes in excess of statutory rates          $     3,297     $        --
Foreign net operating  loss for which no benefit
    has been recognized                             $     9,246     $    37,089
Other                                               $     4,298     $       127
                                                    -----------     -----------
    Total                                           $   227,027     $   356,132
                                                    ===========     ===========

7. Operating leases

The Company has a five-year operating lease agreement for its manufacturing, warehouse and office facilities in Frankfurt. This lease is due to expire at variuos times. The lease provides for the Company to pay certain operating costs of the leased property. The Company also has operating leases for vehicles and office equipment. Rent expense for the years ended February 28, 2002 and 2001, was approximately $321,185 and $351,500 respectively.

IMPAC and its subsidiaries lease seven facilities in Europe. The following table describes the location, principle uses and expiration of leases those facilities:

Company           Location         Principle Purposes    Annual Cost      Expiration
                                                                          of leases
IMPAC Electronic  Frankfurt,       Administration,                        February
                  Germany          Manufacturing,                         2004 with
                                   Research and                           option to
                                   Development, Sales                     renew
                                   and Warehousing         $277,000

Infrasensor       Magdeburg,       Administration,                        December 2002
                  Germany          Manufacturing,
                                   Research and
                                   Development and
                                   Warehousing             $ 31,000

Infrared          Warrington,      Sales                                  June 2002
                  England                                  $ 23,000

Infrapoint        Ilmenau,         Administration,                        February 2004
                  Germany          Manufacturing,
                                   Sales and
                                   Warehousing             $ 22,000

IMPAC France      Erstein, France  Sales and                              December 2002
                                   Warehousing             $  9,500

IMPAC Electronic  Hattingen,       Sales                                  June 2003
                  Germany                                  $  8,300

IMPAC Systems     Dresden,         Research and                           June 2002
                  Germany          Development, Sales      $  4,300

As of February 28, 2002, the minimum future rental commitments under all non-cancelable operating leases with terms greater than one year, are as follows:

                   Year ending
                   February 28        US Dollars

                       2003            $350,200
                       2004            $301,800
                       2005            $     --
                       2006            $     --

8. Subsequent events:

On November 27, 2002, the shares of the IMPAC Companies were purchased, through a German subsidiary ("Mikron Europe") by: Mikron Infrared, Inc. ("Mikron")

The purchase price that Mikron Europe paid to the Sellers for the IMPAC Companies was approximately $ 3,600,000 (inclusive of all closing adjustments) plus 600,000 unregistered shares of Mikron common stock.

In addition, Mikron Europe assumed two loan obligations owed by IMPAC and Infrapoint to one of the selling shareholders by paying to him the approximately $900,000 aggregate principal amount of those obligations.

                        IMPAC Electronic and Subsidiaries
                             Combined balance sheets
                         As of August 31, 2002 and 2001

                                                         August 31, 2002     August 31, 2001
                                                            US-Dollars         US-Dollars
Current assets
     Cash and cash equivalents                              $   302,441        $   689,437
     Accounts receivable                                      1,504,645          1,696,627
     Less allowance for doubtful accounts                      (139,417)          (132,576)
     Net receivables                                          1,365,228          1,564,050
     Inventories                                              1,976,648          1,896,948
     Receivables from related companies                               0             27,899
     Other current assets                                       146,108            151,131
     Prepaid expenses                                             6,734                  0
Total current assets                                          3,797,159          4,329,465

     Property, plant and equipment, net                         176,796            175,532
     Investments in insurance contracts                       1,255,061          1,325,010
     Deferred taxes asset                                        28,012              3,971
     Other assets                                                10,697             89,047

Total assets                                                $ 5,267,725        $ 5,923,025

Liabilities and shareholders' equity
Current liabilities
     Accounts payable                                       $   273,669        $   267,962
     Due to shareholders                                        104,150            145,073
     Bank loan payable                                          143,731                428
     Accrued payroll benefits                                   349,079            392,634
     Tax accruals                                               375,167            379,166
     Other accrued liabilities                                  352,438            551,444
Total current liabilities                                   $ 1,598,234        $ 1,736,707

Long term debts
     Bank loan payable                                      $   208,300        $   223,189
     Pension liability                                        1,401,526          1,483,382
     Deferred tax liabilities                                    60,164             64,463
Total long terms debts                                        1,669,990          1,771,034
Total liabilities                                             3,268,224          3,507,741
Total minority interest                                          56,387            274,700
Shareholders' equity
     Common stock, no par value, 9 shares authorized,
     issued and outstanding                                 $   841,791        $   841,791
     Retained earnings                                        1,125,750          1,162,093
     Accumulated other comprehensive income (loss)              (24,427)           136,700
Total shareholders' equity                                    1,943,114          2,140,584
Total                                                       $ 5,267,725        $ 5,923,025

                     IMPAC Electronic GmbH and Subsidiaries

                        Combined statements of operations
                         For the six month periods ended
                            August 31, 2002 and 2001

                                            Six months ended   Six months ended
                                             August 31, 2002    August 31, 2001
                                                US-Dollars         US-Dollars

Revenues:
Total revenues                                 $ 4,156,820        $ 4,418,579

Costs and expenses
     Cost of goods sold                         (1,870,569)        (2,032,546)

Operating expenses:
     Selling expense                            (1,252,806)        (1,190,573)
     Administration expense                       (829,778)          (465,579)
     Research, development and engineering        (377,999)          (375,540)
Total costs and expenses                        (3,966,231)        (4,064,238)

Income from operations                             190,589            354,341

Other income (Expense)
     Other income, net                              45,388             46,778
     Interest income                                 3,474              5,730
     Interest expense                              (14,363)            (9,530)
Net income before income taxes                     225,089            397,319

     Income tax provision                          (85,266)          (166,160)
Net income before Minority Interest                139,823            231,159

     Result to Minority interest                   (20,664)          (104,831)
Net income                                     $   119,159        $   126,328

                     IMPAC Electronic GmbH and Subsidiaries

                        Combined statements of cash flows
            For the six month periods ended August 31, 2002 and 2001

                                              Six months ended  Six months ended
                                               August 31, 2002   August 31, 2001
                                                 US-Dollars       US-Dollars

Cash flows from operating activities
   Net income                                    $   119,159      $   126,328
   Depreciation                                       57,249           48,970
   Amortization                                        8,555            9,339
   Deferred taxes                                     (3,533)          15,781
     Minority interest                               (20,664)         104,831
                                                     160,766          305,248
Changes in assets and liabilities
   Increase in accounts receivable                  (187,802)       (100,6546)
   Increase in inventories                          (204,392)        (218,942)
   Decrease (increase) in current assets              54,432          (18,858)
   Decrease in accounts payable                      (87,638)        (214,945)
   Increase in accrued payroll and benefits          110,261           74,351
   Decrease (increase) in accrued expenses          (263,930)          32,708
   Accrued pension liability                           9,013            8,778
                                                    (570,056)        (437,564)

Net cash used in operating activities               (409,290)        (132,316)

Cash flows from investing activities
   Increase in property plant and equipment          (56,539)         (12,745)
   Increase in other assets                               (2)         (33,617)
   Purchase of minority shares                       (93,586)              --
Net cash used in investing activities               (150,127)         (46,362)

Cash flows from financing activities
   Increase in bank loan                             248,131              408
Net cash provided by financing activities            248,131              408

Net decrease in cash and cash equivalents           (311,286)        (178,269)
   Effects from translation adjustments on cash      (64,306)         (13,178)

Cash and cash equivalents beginning of year          678,033          880,884

Cash and cash equivalents end of year            $   302,441      $   689,437

                     IMPAC Electronic GmbH and Subsidiaries

                Notes to unaudited combined financial statements
                 For the periods ended August 31, 2002 and 2001

IMPAC Electronic GmbH and subsidiaries, a limited liability company (following as IMPAC or IMPAC Group), which is headquartered in Frankfurt am Main, Germany, and which has satellite operations in Dresden, Ilmenau, Magdeburg and Erstein (France), are ISO 9001 certified manufacturers and sellers of pyrometer calibration sources and non-contact single point temperature measurement devices. IMPAC has been in business for the past 35 years, and has more than 34,000 customer installations worldwide. IMPAC manufactures and sells various models of portable and fixed pyrometers that have been engineered for non-contact measurement of temperatures ranging from -32 degrees Celsius to 3,500 degrees Celsius in more than 1,500 industrial applications. IMPAC sells their products under the ~mpact(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, through sales offices maintained by IMPAC France in France and by Infrared in Great Britain, and throughout the rest of the world via a network of sales representatives.

1. Summary of significant accounting policies:

Principles of combination

The combined interim financial statements include the accounts of IMPAC Electronic GmbH ("IMPAC") and its majority owned subsidiaries, infra sensor Spezialpyrometer GmbH (100% owned), IMPAC France, Sarl (100% owned), IMPAC Infrared LTD (100% owned), and IMPAC Systems GmbH (90% owned) collectively IMPAC. IMPAC is owned by Mr. Schlosser and his family.

During the six month period ended August 31, 2001, IMPAC purchased the remaining 60% of infra sensor from Mr. Breternitz. The purchase price approximated the recorded value of the minority interest.

Also included in the combined financial statements is Infrapoint Messtechnik GmbH ("Infrapoint"). Infrapoint is owned 60% by the Schlosser Family and 40% by Mr. Breternitz. Due to the common control and management of IMPAC, Infrapoint, its financial position and results of operations has been combined. The results related to Mr. Breternitz ownership of Infrapoint have been reflected as minority interest. Just prior to the acquisition of IMPAC by Mikron, Mr. Breternitz's shares were acquired by Mr. Schlosser.

IMPAC's functional currency is the EURO, with the exception of IMPAC Infrared LTD which has the British Pound as its functional currency. IMPAC's financial statements are converted to US Dollars using the currency exchange rate as of the date of the financial statements for the balance sheet and the average currency rate for its business year for the profit and loss statement.

All significant inter-company transactions and account balances have been eliminated.

These financial statements should be read in conjunction with the audited combined financial statements of IMPAC and subsidiaries and the notes thereto for the years ended February 28, 2002 and 2001. In the opinion of management, all adjustments necessary for the fair presentation of the financial position of IMPAC and subsidiaries as of August 31, 2002 and 2001, and the results of operations and cash flows for the six month periods ended August 31, 2002 and 2001 have been included in these financial statements.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity date of three months or less when purchased to be cash equivalents.

Inventories

IMPAC Group valued the inventories using the "first in first out" method. IMPAC calculates sufficient provisions for parts which are not used during the last 12 months. The inventories are in line with the lower of cost or market principles.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed principally using straight-line depreciation over the estimated useful lives of individual assets or the terms of leases for leasehold improvements, if shorter. Machinery and equipment are depreciated over a period of three to ten years, furniture and fixtures range from three to ten years. Maintenance, repairs and minor renewals are charged to earnings when they are incurred. Upon disposition of an asset, any gain or loss is reflected in current earnings.

Investments in Insurance Contract

The investment in insurance contracts is recorded at fair value as determined by the insurance company. These contracts represent investment in the general assets of the related insurance company. IMPAC has invested in insurance contracts in order to have sufficient funds to fund its pension liability.

Long-term assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amount may not be recoverable from future operations using undiscounted cash flows. Impairment would be recognized in operations to the extent that carrying values exceed fair value which would be determined based on the net present value of estimated future cash flows. As of August 31, 2002, the Company believes that there has been no impairment.

Accounts receivable

The accounts receivables are recorded at invoice price less any necessary allowance for doubtful accounts.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The company includes any accounts receivable balance that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the company believes its allowance for doubtful accounts as of August 31, 2002 is adequate. However, actual write-offs might exceed the recorded allowance.

Bank loans

The company has a loan payable to a bank which amounted to $ 208,300 and $ 223,189 at August 31, 2002 and 2001 respectively. The date of maturity for this long term loan is April 20, 2003, the interest (rate 4.07%) is payable quarterly.

The company has a loan payable to a bank in the amount of $116,296 as of August 31, 2002. The loan bears interest at 8.50% and principal is due in full on March 31, 2003.

The company has short term loans payable in the total amount of $27,435. These loans bear interest ranging from 5.0% - 8.5%.

Due to shareholder

The payable due to shareholder is a short term loan, termination is possible with a 6-month notice period. The interest (interest rate 6.5 %) will be calculated yearly.

Income Taxes

The Company uses the liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" (SFAS 109). Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit.

Revenues

The Company sells its products to independent representatives and directly to third party end-users. Revenue on the sale of product is recognized at the time of shipment from the company location, when title to the product passes to the independent representative or third party end-user. Selling price is fixed at the time of shipment and customers do not have the right to return.

Research and development costs

Research and development costs are expensed as incurred.

Use of estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, and due to shareholders approximate fair value based on the short-term maturity of these instruments. The recorded value of notes receivable and bank loan payable approximate fair value based on current rates available to IMPAC.

2. Inventories:

The components of inventories at August 31, 2002 and 2001 are as follows:

                             US-Dollars          US-Dollars
                           August 31, 2002     August 31, 2001

Materials and parts          $  642,511          $  671,868
Work-in-process                 207,434             198,654
Finished goods                1,126,703           1,026,426
                             $1,976,648          $1,896,948

3. Property and equipment:

Property and equipment consists of the following at March 31, 2002 and 2001:

                                       US-Dollar            US-Dollar
                                    August 31, 2002      August 31, 2001

Machinery and equipment                $  707,947           $  700,501
Furniture and fixtures                    488,111              482,978
                                       ----------           ----------
                                        1,196,058            1,183,479
Less-accumulated depreciation          (1,019,262)          (1,007,947)
                                       ----------           ----------
                                       $  176,796           $  175,532
                                       ==========           ==========

As of August 31, 2002, the minimum future rental commitments under all non-cancelable operating leases with terms greater than one year, are as follows:

                Twelve months
               ending August 31       US Dollars

                    2003              $ 326,000
                    2004              $ 150,900
                    2005              $    0.00
                    2006              $    0.00
                    Thereafter        $    0.00

4. Subsequent events:

On November 27, 2002, the shares of the IMPAC Companies were purchased, through a German subsidiary ("Mikron Europe") by Mikron Infrared, Inc. ("Mikron")

The purchase price that Mikron Europe paid to the Sellers for the IMPAC Companies was approximately $ 3,600,000 (inclusive of all closing adjustments) plus 600,000 unregistered shares of Mikron common stock.

In addition, Mikron Europe assumed two loan obligations owed by IMPAC and Infrapoint to one of the selling shareholders by paying to him the approximately $900,000 aggregate principal amount of those obligations.

(outside back cover)

                              MIKRON INFRARED, INC.

           340,000 Shares of Common Stock, Par Value $.003 Per Share,
                 Offered for Resale by Two Selling Shareholders

                          PROSPECTUS dated    , 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Officers and Directors

      Section 14A:3-5 of the Business Corporation Act of the State of New Jersey provides for the indemnification of a director or officer under certain circumstances against reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of a proceeding brought against him or her by reason of his or her being a director or officer.

      We have entered into indemnity agreements with all of our directors and executive officers. Those indemnity agreements provide that our officers and directors will be indemnified to the fullest extent permitted by our certificate of incorporation and/or New Jersey law, as amended from time to time, and that absent an adjudication of willful misconduct, breach of a duty of loyalty to us or conduct which results in a personal profit to which a particular officer or director is not legally entitled, our directors and officers shall be indemnified against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or incurred in defending any proceeding on account of their services as a director or officer of our company (or any other company when they are serving in such a capacity at our request).

      We would not be liable under the indemnity agreements in respect of any suit in which judgment is rendered against the indemnitee for any transaction in violation of Section 16(b) of the Securities Exchange Act of 1934. The indemnity agreements also provide for advance payment of indemnifiable expenses without requiring a case-by-case determination of whether such expenses should be paid.

      Under these agreements the right to advance payment is also subject to the obligation to reimburse us if it is found that such person was not entitled to such indemnification.

      We also maintain $1,000,000 of directors and officers liability insurance coverage.

      Except to the extent hereinabove provided, there is no charter or by-law provision or contract arrangement under which any of our directors or officers is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Item 25 Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. The Selling Shareholders will pay only those expenses directly related to the transfer of their securities. All amounts are estimates except for the Securities and Exchange Commission registration fee and the Nasdaq SmallCap Market additional listing filing fee.


Securities and Exchange Commission registration fee ................        $176
Nasdaq SmallCap Market additional listing fee ......................        ----

Accounting fees and expenses ..................................           10,000
Legal fees and expenses .......................................           50,000
Printing fees and expenses ....................................              500
Blue-sky fees and expenses ....................................            3,000
Miscellaneous .................................................            3,324

Fees to be paid by Selling Shareholders .......................               --
                                                                         -------
Total to be paid and expensed by Mikron .......................          $67,000
                                                                         =======


Item 26. Recent Sales of Unregistered Securities

      During the past three years, we sold the following securities without registering them under the Securities Act:

      On November 22, 2002, in connection with our acquisition of the IMPAC companies from the shareholders thereof, we issued as part of the purchase price, 600,000 unregistered shares of our common stock, $.003 par value per share, to two of the IMPAC companies' selling shareholders, as follows: 90,000 shares were issued to Rolf Breternitz and 510,000 shares were issued to Karen Beck, both of whom were, at the time of such issuance, citizens and residents of Germany. In connection with the closing of the IMPAC companies acquisition, both shareholders represented to us in writing that they were not "U.S persons;" that they were acquiring the shares for their own accounts with the present intention of holding the shares for investment; and that they had no intention of selling the shares in a public distribution in violation of US law. The closing of the acquisition took place in Switzerland and Germany. The certificates evidencing the ownership of such shares contained legends restricting the transfer of the shares, and were personally delivered to those two individuals in Germany. No underwriter was involved in that transaction. The shares were issued pursuant to the exemption from registration provided under Section 4(2) of the Securities Act and Regulation S promulgated thereunder.

      On April 10, 2003, we issued 90,000 shares of our common stock, $.003 par value per share, to Blitzer Ricketson & Company ("BRC"). The shares were issued pursuant to warrants to purchase those shares at an exercise price of $1.00 per share that we had issued to BRC in 1999 as partial consideration for its performance of consulting services to us. In consideration for the issuance of the shares, BRC paid the sum of $90,000 to us. BRC is a sole proprietorship owned by Michael Blitzer. Mr. Blitzer is an "accredited investor" as that term is defined under Regulation D promulgated under the Securities Act. Mr. Blitzer reviewed copies of all of the Exchange Act reports that we have filed over our past three years ended October 31, 2002, as well as the Forms 10-QSB and 8-K that we filed subsequent to the end of fiscal 2002 and the proxy statements and annual reports to shareholders covering those three fiscal years. No underwriter was involved in that transaction. The shares were issued to BRC pursuant to the exemption from registration provided under Section 4(2) of the Securities Act.

      On June 26, 2003, we issued 100,000 shares of our common stock, $.003 par value per share, to Catalyst Financial LLC ("Catalyst"). The shares were issued pursuant to warrants to purchase those shares at an exercise price of $1.00 per share that we had issued to Catalyst in 1999 as partial consideration for its performance of consulting services to us. In consideration for the issuance of the shares, Catalyst paid the sum of $100,000 to us. Catalyst is a limited liability company that we believe is wholly owned by Steven N. Bronson, our former Board Chairman and Chief Executive Officer, and the holder of more than 10% of our common stock. Mr. Bronson is an "accredited investor" as that term is defined under Regulation D promulgated under the Securities Act.

Item 27. Exhibits

     Number                              Description
     ------                              -----------

      3.1 Our Certificate of Incorporation, as amended effective September 29, 1989, filed as Exhibit (3)-2 to our Registration Statement on form S-18 (No. 33-2653-NY) under the Securities Act of 1933 (the "Registration Statement"), is hereby incorporated herein by this reference.

      3.2 Our Certificate of Incorporation, as amended effective October 13, 1989, filed as Exhibit (3)-3 to the Registration Statement, is hereby incorporated herein by this reference.

      3.3 The Certificate of Amendment to our Certificate of Incorporation, effective August 31, 1999, filed as Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999, is hereby incorporated herein by this reference.


      3.4         Our By-Laws*


      4.1 Specimen of the amended certificate representing our common stock, one-third cent per value, filed as Exhibit (4)-1 to the Registration Statement, is hereby incorporated herein by this reference.


      4.2         Our Amended and Restated Omnibus Stock Incentive Plan*

      5.1 Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC as to legality


     10.1 License and Technical Assistance Agreement, dated as of April 15, 1992, between us and Anritsu Meter Company, Ltd., filed as
                  Exhibit 10-D to our Report on Form 8-K dated April 15, 1992, as amended in an amendment dated July 10, 1992, is hereby incorporated herein by this reference.

     10.2 Our Amended and Restated Profit Sharing Plan and Trust Agreement, dated November 1, 1990, filed as Exhibit 10 (g) to our Annual Report on Form 10-K for the fiscal year ended October 31, 1990, is hereby incorporated herein by this reference.

     10.3         Our 401(K) Profit-Sharing Plan dated January 1, 1993, filed as
                  Exhibit 10(j) to our Annual Report on Form 10-K for the fiscal year ended October 31, 1993, is hereby incorporated by reference.

     10.4 Employment Agreement between us and Keikhosrow Irani, dated as of December 20, 1996, filed as Exhibit 10.11 to our Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996, is hereby incorporated herein by this reference.

     10.5         Employment Agreement between us and Gerald D. Posner filed as
                  Exhibit 10.13 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999, is hereby incorporated herein by this reference.

     10.6 Employment Agreement between the Company and Dennis Stoneman filed as Exhibit 10.14 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999, is hereby incorporated herein by this reference.

     10.7 License Agreement dated the 11th day of April, 2001 by and between Quantum Logic Corporation and the Company filed as
                  Exhibit 10.14 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is hereby incorporated herein by this reference.

     10.8 Share Sale and Purchase Agreement dated November 22, 2002 between and among Hermann Schlosser, Ilse Schlosser, Karen Beck and Rolf Breternitz, as Sellers, Hohenstaufen Zweihundertsechsundzwanzigste Vermogensverwaltungs GmbH, as Purchaser, and us filed as Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is hereby incorporated herein by this reference.

     10.9 Credit Agreement by and between us and Fleet National Bank filed as Exhibit 10.16 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is hereby incorporated herein by this reference.

     10.10        Loan Agreement between Hohenstaufen
                  Zweihundertsechsundzwanzigste Vermogensverwaltungs GmbH and ING BHF-Bank filed as Exhibit 10.17 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is hereby incorporated herein by this reference.

     10.11 Guaranty dated November 21, 2002 issued by Mikron Infrared, Inc. to ING BHF-Bank filed as Exhibit 10.18 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is hereby incorporated herein by this reference.

     10.12 Capital Appreciation Note dated November 21, 2002 and made by us payable to Gerald D. Posner filed as Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is hereby incorporated herein by this reference.

     10.13 Capital Appreciation Note dated November 21, 2002 and made by us payable to Dennis L. Stoneman filed as Exhibit 10.20 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, is hereby incorporated herein by this reference.


     10.14 Amendment dated as of March 25, 2003 to the employment agreement between Gerald D. Posner and us.*

     10.15 Amendment dated as of March 25, 2003 to the employment agreement between Dennis L. Stoneman and us.*

     10.16 Form of indemnification agreement between each selling shareholder and us.*

     10.17 First Amendment dated October 31, 2003 to the Credit Agreement by and between us and Fleet National Bank*

     10.18 Assignment and pledge agreement dated October 31, 2003 to the Credit Agreement by and between us and Fleet National Bank*


     16.1 Letter dated February 11, 2002 from Arthur Andersen LLP addressed to the Commission filed as Exhibit 16 to our Current Report on Form 8-K dated February 11, 2002 is hereby incorporated herein by this reference.


     21.1         List of our subsidiaries*


     23.1 Consent of Arent Fox Kintner Plotkin & Kahn, PLLC is located on page II-7

     23.2         Consent of BDO Seidman, LLP is located on page II-7

     23.3         Consent of BDO International GmbH is located on page II-8


     24.1         Power of Attorney*

---------------
*     Previously filed as an Exhibit to this Registration Statement

Item 28. Undertakings

      The Registrant here by undertakes the following:

      (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) include any additional or changed material information of the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged securities act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement amendment to be signed on its behalf by the undersigned, in the City of Oakland, State of New Jersey, on December 30, 2003.


                                        MIKRON INFRARED, INC.


                                        By: /s/ Gerald D. Posner, President
                                           ------------------------------------
                                                Gerald D. Posner, President


      In accordance with the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates stated signed this registration statement amendment.





             Signature                                Title                        Date
/s/ Gerald D. Posner                     President and Chief (Principal)      December 30, 2003
---------------------------------          Executive Officer, Director
          Gerald D. Posner

/s/ Paul A. Kohmescher                 Vice President and Chief (Principal)   December 30, 2003
---------------------------------               Financial Officer
         Paul A. Kohmescher

/s/ Lawrence C. Karlson                        Director (Chairman)            December 30, 2003
---------------------------------
        Lawrence C. Karlson

/s/ Keikhosrow Irani                    Chief Technical Officer, Director     December 30, 2003
---------------------------------
          Keikhosrow Irani

/s/ Dennis L. Stoneman                  Executive Vice President, Director    December 30, 2003
---------------------------------
         Dennis L. Stoneman

/s/ William J. Eckenrode                             Director                 December 30, 2003
---------------------------------
        William J. Eckenrode

/s/ Henry M. Rowan                                   Director                 December 30, 2003
---------------------------------
           Henry M. Rowan

                Consent of Arent Fox Kintner Plotkin & Kahn, PLLC


      We consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of this Amendment No. 1 to the Registration Statement on Form SB-2 of Mikron Infrared, Inc. (Registration No. 333-111031).



                                      /s/ Arent Fox Kintner Plotkin & Kahn, PLLC


New York, New York
December 30, 2003



                              Accountants' Consents

Mikron Infrared, Inc.
Oakland, New Jersey


      We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form SB-2 of Mikron Infrared, Inc. (Registration No. 333-111031) of our report dated December 12, 2002 relating to the consolidated financial statements of Mikron Infrared, Inc. which is contained in the Prospectus.


      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                    /s/ BDO Seidman, LLP


Woodbridge, New Jersey
December  30, 2003

Mikron Infrared, Inc.
Oakland, New Jersey


      We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form SB-2 of Mikron Infrared, Inc. (Registration No. 333-111031) of our report dated June 30, 2003 relating to the combined financial statements of IMPAC Electronic GmbH which is contained in the Prospectus.


      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                   /s/ BDO International GmbH


Frankfurt am Main, Germany
December  30, 2003